UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GOGO INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GOGO INC.

1250 N. Arlington Heights Rd., Suite 500

Itasca, Illinois 60143

April 28, 2015

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Gogo Inc., to be held on June 16, 2015, at 9:00 a.m. Central Time, at the Westin Chicago Northwest, located at 400 Park Blvd., Itasca, Illinois 60143. All holders of our outstanding common shares as of the close of business on April 17, 2015 are entitled to vote at the meeting.

Your vote is important. Whether you plan to attend the annual meeting or not, you may access electronic voting via the internet, which is described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided. If you plan to attend the annual meeting you may vote in person.

Registration and seating will begin at 8:30 a.m. Central Time. Each stockholder will be asked to sign an admittance card and may be asked to present valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the April 17, 2015 record date. Cameras and recording devices will not be permitted at the meeting.

Details of the business to be conducted at the annual meeting are given in the notice of annual meeting of stockholders and the proxy statement.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

On behalf of the board of directors, I want to thank you for your support of Gogo.

Sincerely,

Michael J. Small
Chief Executive Officer and President

GOGO INC.

1250 N. Arlington Heights Rd., Suite 500

Itasca, Illinois 60143

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2015

To the Stockholders of Gogo Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Gogo Inc., a Delaware corporation (the “Company”), will be held on June 16, 2015, at 9:00 a.m. Central Time, at the Westin Chicago Northwest, located at 400 Park Blvd., Itasca, Illinois 60143 for the following purposes:

1.	The election of three Class II directors to serve until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	A non-binding advisory vote approving executive compensation;

3.	A non-binding advisory vote on the frequency of future advisory votes approving executive compensation;

4.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for fiscal year 2015; and

5.	The transaction of any other business that may properly be brought before the annual meeting.

Our board of directors has fixed the close of business on April 17, 2015 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the approval of executive compensation as described in Proposal No. 2 of the Proxy Statement, EVERY 1 YEAR on the frequency of future advisory votes approving executive compensation as described in Proposal No. 3 of the Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 4 of the Proxy Statement.

For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting, and information on how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Itasca, Illinois

April 28, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2015:

THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE ACCOMPANYING PROXY STATEMENT AND OUR 2014 ANNUAL REPORT TO STOCKHOLDERS ALL ARE AVAILABLE AT WWW.PROXYVOTE.COM.

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GOGO INC.

1250 N. Arlington Heights Rd., Suite 500

Itasca, Illinois 60143

2015 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Gogo Inc.’s 2015 Annual Meeting Information

Date and Time:	June 16, 2015, at 9:00 a.m. Central Time.

Place:	Westin Chicago Northwest, located at 400 Park Blvd., Itasca, Illinois 60143.

Record Date:	April 17, 2015.

Voting:	Holders of common stock are entitled to one vote per share.

Admission:	To attend the meeting in person you will need proof of your share ownership as of the record date and a form of government-issued photo identification.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials or this proxy statement is first being mailed to stockholders on or about April 28, 2015.

Items of Business

Proposals		Board Vote Recommendation	Page Reference (for more information)
1.	Elect three directors named in this proxy statement	FOR	62
2.	Advisory vote approving executive compensation	FOR	63
3.	Advisory vote on the frequency of future advisory votes approving executive compensation	EVERY 1 YEAR	65
4.	Ratify the appointment of our independent registered public accounting firm	FOR	66

Board Structure

Gogo Inc. (“Gogo” or the “Company”) currently has nine directors divided into three classes: three in Class I, three in Class II and three in Class III. The terms of office of the three Class II directors expire at the Annual Meeting.

Election of Class II Directors

The three nominees for election as Class II directors are listed below. If elected, the nominees for election as Class II directors will serve for a term of three years and until their successors are duly elected and qualified. If you sign and return the accompanying proxy, your shares will be voted for the election of the three Class II nominees recommended by the board of directors unless you choose to withhold authority to vote for any of the nominees. If any nominee for any reason is unable to serve or will not serve, such proxies may be voted for a substitute nominee designated by the board of directors as the proxy holder may determine. The board is not aware of any nominee who will be unable to or will not serve as a director. There is no cumulative voting.

In order to be elected, a nominee must receive the vote of a plurality of the votes validly cast at the Annual Meeting. Therefore, the three nominees who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class II nominees are as follows:

Name	Age	Director Since	Occupation	Board Committees	Independent
Ronald T. LeMay	69	2006	Chairman of the Board of Directors	None	No
Robert H. Mundheim	82	2012	Of Counsel, Shearman & Sterling LLP	Compensation (Chair); Nominating and Corporate Governance	Yes
Harris N. Williams	45	2010	Senior Managing Director, WF Holding Company LLC	Audit (Chair)	Yes

Additional information about the three director nominees as well as our current board of directors who will continue to serve after the Annual Meeting is provided on page 11.

Advisory Vote on Executive Compensation

The board is asking you to vote to approve the compensation of our named executive officers, often referred to as a “say-on-pay” advisory vote. While the advisory vote is not binding on our board of directors, the board and Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements. For more information, see page 63.

Advisory Vote on Frequency of Advisory Vote on Executive Compensation

The board is asking you to vote for a frequency of every one year for the non-binding advisory vote on the frequency of holding future votes regarding compensation of the named executive officers. For more information, see page 65.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The board is asking you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year. Summary information with respect to the fees for services provided to us by Deloitte & Touche LLP during the fiscal years ended December 31, 2014 and 2013 can be found beginning on page 66.

2016 Annual Meeting

Pursuant to SEC Rule 14a-8, stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders expected to be held in June 2016 must be received by us by December 31, 2015. For more information, see page 67.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held at 9:00 a.m. Central Time, on June 16, 2015, at the Westin Chicago Northwest, located at 400 Park Blvd., Itasca, Illinois 60143 (the “Annual Meeting”). On April 28, 2015, we began mailing to stockholders of record either a Notice of Internet Availability of Proxy Materials (“Notice”) or this proxy statement and proxy card.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting of stockholders. It also gives you information on these issues so that you can make an informed decision.

Because you own shares of our common stock, our board of directors has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card to certain stockholders by mail.

When you vote by using the Internet or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint Norman Smagley and Marguerite M. Elias (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote via the Internet, you do not need to return your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Stockholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.proxyvote.com.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 17, 2015 are entitled to vote. April 17, 2015 is referred to as the record date. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available in electronic form at the Annual Meeting site on June 16, 2015 and will be accessible in electronic form for ten days before the meeting at our principal place of business, 1250 N. Arlington Heights Rd., Suite 500, Itasca, IL 60143, between the hours of 9:00 a.m. and 5:00 p.m.

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. On the record date, there were 85,761,148 shares of our common stock outstanding and entitled to vote.

How do I vote at the Annual Meeting?

Stockholders of record may vote by using the Internet or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet.  The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 15, 2015. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

How do I change or revoke my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet prior to 11:59 p.m. Eastern Time on June 15, 2015 or by mail with a later date received prior to the Annual Meeting;
•	sending written notice of revocation prior to the Annual Meeting to our Corporate Secretary at 1250 N. Arlington Heights Rd., Suite 500, Itasca, IL 60143; or
•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the Annual Meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.

On what items am I voting?

You are being asked to vote on four items:

•	to elect three directors nominated by the board of directors and named in the proxy statement to serve until our 2018 annual meeting of stockholders and until their successors are elected and qualify;
•	a non-binding advisory vote approving executive compensation;
•	a non-binding advisory vote on the frequency of future advisory votes approving executive compensation; and
•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How does the board of directors recommend that I vote?

The board recommends that you vote as follows:

•	FOR each of the director nominees;
•	FOR the approval of executive compensation;
•	EVERY 1 YEAR on the frequency of future advisory votes approving executive compensation; and
•	FOR the ratification of the appointment of our independent registered public accounting firm.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR all of the nominees for director;
•	vote FOR only one or two of the nominees for director and WITHHOLD from voting on the remaining nominee(s) for director; or
•	WITHHOLD from voting on all of the nominees for director.

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide for the election of directors by a plurality of the votes cast. This means that the three individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board may either:

•	reduce the number of directors that serve on the board; or
•	designate a substitute nominee.

If the board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote for the non-binding advisory vote approving executive compensation, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of executive compensation;
•	vote AGAINST the approval of executive compensation; or
•	ABSTAIN from voting on the proposal.

The non-binding advisory vote approving executive compensation will be determined by a majority of the votes cast of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to our board of directors, but will not be binding. However, our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

How may I vote for the non-binding advisory vote on the frequency of future advisory votes approving executive compensation, and how many votes must this proposal receive to pass?

With respect to this proposal, you may vote to indicate your preference as follows:

•	an advisory vote on executive compensation EVERY 3 YEARS;
•	an advisory vote on executive compensation EVERY 2 YEARS;
•	an advisory vote on executive compensation EVERY 1 YEAR; or
•	ABSTAIN from voting on the proposal.

The non-binding advisory vote on the frequency of future advisory votes approving executive compensation will be determined by a plurality of the votes cast of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the option receiving the highest number of votes will be determined to be the preferred frequency. In addition, as an advisory vote, this proposal is not binding. In light of the foregoing, our board of directors and Compensation Committee will consider the choice that receives the most votes in making future decisions regarding the frequency of future advisory votes approving executive compensation.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;
•	vote AGAINST the ratification of the accounting firm; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the eligible votes at the Annual Meeting by the holders who are present in person or by proxy. If you abstain from voting on the proposal or your broker is unable to vote your shares, it will have the same effect as a vote against the proposal.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

•	FOR each of the three director nominees;
•	FOR the approval of executive compensation;
•	EVERY 1 YEAR on the frequency of future advisory votes approving executive compensation;
•	FOR the ratification of the appointment of our independent registered public accounting firm; and
•	At the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

Will my shares be voted if I do not vote by using the Internet or by signing and returning my proxy card?

If you do not vote by using the Internet or (if you received a proxy card by mail) by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the NASDAQ rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, the non-binding advisory vote approving executive compensation and the non-binding advisory vote on the frequency of future advisory votes approving executive compensation are not considered routine matters under the NASDAQ rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions or withheld votes and uninstructed shares on the proposals?

The following table summarizes the board’s recommendation on each proposal, the vote required for each proposal to pass and the effect of abstentions or withheld votes and uninstructed shares on each proposal.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions/ Withheld Votes	Broker Non-Votes

1	Election of Directors	FOR	The three nominees who receive the most FOR votes properly cast in person, electronically or by proxy, and entitled to vote will be elected	No effect	No effect
2	Advisory vote approving executive compensation	FOR	Majority of the voting power of the shares present in person, electronically or by proxy, and entitled to vote	Count as votes against	No effect
3	Advisory vote on the frequency of future advisory votes approving executive compensation	EVERY 1 YEAR	The option receiving the most FOR votes properly cast in person, electronically or by proxy, and entitled to vote	No effect	No effect
4	Ratification of independent registered public accounting firm	FOR	Majority of the voting power of the shares present in person, electronically or by proxy, and entitled to vote	Count as votes against	Discretionary voting by broker permitted

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of Gogo Inc. common stock as of April 17, 2015 if you hold your shares through a broker) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the annual report are available by accessing the website located at www.proxyvote.com. Instead of receiving future paper copies in the mail, you can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings, and will give you an automatic link to the proxy voting site.

If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.proxyvote.com and following the prompts.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our board operations.

The Company’s Bylaws provide that the board of directors shall consist of not fewer than three nor more than 11 directors, with the exact number to be fixed by the board of directors. The board of directors has fixed the current number of directors at eleven, and there are currently two vacancies.

The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) divides the board into three classes, as nearly equal in number as possible, with the terms of office of the directors of each class ending in different years. Classes I, II and III each currently have three directors. The terms of directors in Classes I, II and III end at the annual meetings in 2017, 2015 and 2016, respectively.

Director	Age	Position	Director Since
	Class I Directors for election at the 2017 Annual Meeting
Michael J. Small	57	President, Chief Executive Officer	2010
Michael S. Gilliland	52	Director	2014
Oakleigh Thorne	57	Director	2006
	Class II Directors for election at the 2015 Annual Meeting
Ronald T. LeMay	69	Chairman of the Board	2006
Robert H. Mundheim	82	Director	2012
Harris N. Williams	45	Director	2010
	Class III Directors for election at the 2016 Annual Meeting
Robert L. Crandall	79	Director	2006
Christopher D. Payne	46	Director	2014
Charles C. Townsend	66	Director	2010

At each annual meeting of the stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The board of directors is therefore asking you to elect the three nominees for director whose term expires at the Annual Meeting. Ronald T. LeMay, Robert H. Mundheim and Harris N. Williams, our current Class II directors, have been nominated for reelection at the Annual Meeting. See “Proposal 1: Election of Directors” on page 62.

Directors are elected by a plurality. Therefore, the three nominees who receive the most “FOR” votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card, your shares will be voted for the election of the three nominees recommended by the board of directors unless you choose to withhold your vote against any or all of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

Set forth below for each nominee and continuing director is biographical information. We have also identified for each individual the business experience, qualifications, attributes and skills that underlie the board of directors’ and Nominating and Corporate Governance Committee’s belief that each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Class II Nominees

Ronald T. LeMay has served as CEO of Farmlink, Inc. (an advanced analytics and asset utilization company) since March 2011. Mr. LeMay also served as Executive Chairman and as Chief Executive Officer of Last Mile Connections, Inc. (a network bandwidth exchange and solutions provider) from September 2005 and October 2006, respectively, until July 2008. Mr. LeMay has served as Chairman of October Capital (a private investment company) since February 2001 and Razorback Capital (a private investment company) since August 2006. Mr. LeMay serves in various board and executive capacities in the portfolio companies of October Capital and Razorback Capital. Mr. LeMay has also served as Managing Director of OpenAir Equity Partners (a venture capital firm formed to make early stage investments in wireless companies) since September 2008. Previously, Mr. LeMay served as Representative Executive Officer of Japan Telecom from November 2003 until the sale of the company in July 2004 and as President and Chief Operating Officer of Sprint Corporation from October 1997 until April 2003. Mr. LeMay was director of Imation from July 1996 (except for the period from August 5, 1997 to December 31, 1997) until his retirement from the board in May 2012. He was also a director of Allstate Corporation until he retired from the board in May 2014. Mr. LeMay has served as the Chairman of our board of directors since July 2006. He served as our Executive Chairman from July 2006 to June 2013, except during the period from July 2009 to February 2010, during which he served as our Chief Executive Officer.

Mr. LeMay’s qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of our company, its history and culture and industry.

Robert H. Mundheim has been Of Counsel to Shearman & Sterling LLP since 2000. Since 2012, Mr. Mundheim has also served as a Professor of Corporate Law and Finance at the University of Arizona James E. Rogers College of Law. From 1992 to 1999, Mr. Mundheim was Executive Vice President and General Counsel of Salomon Inc. and Senior Executive Vice President and General Counsel of Salomon Smith Barney Holdings

Inc., and prior to that, he was Co-Chairman of the New York law firm of Fried, Frank, Harris, Shriver & Jacobson LLP and University Professor of Law and Finance at the University of Pennsylvania Law School, where he taught since 1965 and served as Dean from 1982 to 1989. Mr. Mundheim has also served as General Counsel to the U.S. Treasury Department, Special Counsel to the Securities and Exchange Commission and Vice Chairman, Governor-at-Large and a member of the Executive Committee of the National Association of Securities Dealers. He previously served as Chairman of the board of directors of Quadra Realty Trust, Inc. and as a director of eCollege.com, Benjamin Moore & Co., Commerce Clearing House Inc., Arnhold & S. Bleichroeder Holdings, Inc., Hypo Real Estate Holding AG and First Pennsylvania Bank. Mr. Mundheim currently serves as a member of the Board of Trustees of New School University, a Trustee of the Curtis Institute of Music, a Trustee of the American College of Corporate Governance Counsel and a director of the Salzburg Global Seminar.

Mr. Mundheim’s specific qualifications, experience, skills and expertise include:

•	Extensive experience and expertise on corporate governance matters;
•	Core business skills, including financial and strategic planning; and
•	Finance, compliance and controls expertise.

Harris N. Williams serves as Senior Managing Director of WF Holding Company LLC, a diversified asset management business. From 2005 to 2013, Mr. Williams was an executive with Ripplewood Holdings, LLC, a global private equity firm focused on control investments, serving as Managing Director since 2007. Prior to 2005, Mr. Williams was in the Investment Banking division of Credit Suisse, primarily focused on mergers and acquisitions and leveraged buyouts. Mr. Williams’s industry areas of focus have included Technology, Media, Financial Services, Healthcare, Industrials and Hospitality on a global basis. Mr. Williams served on the board of directors of 3W Power Holdings Ltd. from 2011 to 2013, where he also served as Chairman of the Audit Committee, and served as a director of Reader’s Digest Association Inc. from March 2007 to August 2009.

Mr. Williams’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning; and
•	Expertise in financial management and financial reporting.

Continuing Directors

Class I Directors – Terms Expiring at the 2017 Annual Meeting:

Michael S. Gilliland serves as an executive partner at Siris Capital Group. From November 2003 to August 2013, Mr. Gilliland was Chairman and Chief Executive Officer of Sabre Corporation (formerly Sabre Holdings), and from 1998 to 2003, he served in several senior leadership positions at Sabre Corporation, including President and Chief Executive Officer of Travelocity, Executive Vice President and Chief Marketing Officer of Sabre, Group

President at Sabre Airline Solutions and Senior Vice President and General Manager of Sabre Business Travel Solutions. Mr. Gilliland has served on the board of directors of Rackspace Hosting, Inc. since August 2011 and served on the board of directors of Broadview Security (formerly Brink’s) from November 2008 to May 2010.

Mr. Gilliland’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;
•	Operating and management experience; and
•	A deep understanding of the travel and technology industries.

Michael J. Small has served as our President and Chief Executive Officer since February 2010. Mr. Small has more than 30 years of experience in the communications industry. From January 1999 until November 2009, Mr. Small served as the Chief Executive Officer and a director of then-public Centennial Communications Corporation, a regional telecommunications service provider, where he was responsible for the strategic direction, financial well-being, and operational performance of the organization. From 1995 to 1998, Mr. Small served as Executive Vice President and Chief Financial Officer of 360 Degrees Communications Company. Mr. Small has served on the board of directors of First Midwest Bancorp since 2010.

Mr. Small’s specific qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of our company and the telecommunications industry.

Oakleigh Thorne serves as the CEO of Thorndale Farm, LLC, which oversees investment of Thorne family assets. From 1996 to 2009, Mr. Thorne served as the Co-President of Blumenstein / Thorne Information Partners, LLC, a private equity and venture capital firm. From 2000 to 2007, Mr. Thorne served as Chairman and CEO of eCollege.com, a then-publicly traded provider of outsourced eLearning solutions, and he previously served as CEO of Commerce Clearing House Inc. Mr. Thorne currently serves as a director of Helix Education, Inc., Machinery Link, Inc. and ShopperTrak, in addition to various charitable organizations. Mr. Thorne served as a member of the board of directors of Aircell, our predecessor company, from 2003 until January 2007.

Mr. Thorne’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;
•	Finance, financial reporting, compliance and controls expertise; and
•	A deep understanding of our company and industry.

Class III Directors – Terms Expiring at the 2016 Annual Meeting:

Robert L. Crandall is the former chairman and CEO of AMR Corporation and American Airlines. From 1998 to 2012, Mr. Crandall served on the board of directors of Celestica Inc. Mr. Crandall is also a director of, or a consultant to, several non-public companies. Mr. Crandall served as a member of the board of directors of Aircell from 2003 until January 2007.

Mr. Crandall’s specific qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the airline industry.

Christopher D. Payne is the CEO of Tinder, Inc. Mr. Payne was formerly the Senior Vice President, North American Marketplaces of eBay Inc. from September 2010 to December 2014 and the founder and CEO of Positronic, Inc. from July 2007 until December 2008, when it was sold to eBay. Mr. Payne previously served as a Vice President at Amazon from 1998 to 2001 and a Vice President at Microsoft from 2001 to 2007. Mr. Payne also was on the board of directors of Rue La La from July 2011 to October 2013.

Mr. Payne’s specific qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the technology and e-commerce industries.

Charles C. Townsend founded Aloha Partners LP in 2001 and served as its Managing General Partner until 2008. Mr. Townsend has also served as the Managing General Partner of Aloha Partners II from 2006 to 2014. From 1988 to 1998, Mr. Townsend served as President and CEO of the Atlantic Cellular Company. Since January 2004, Mr. Townsend has also served as President of Pac 3, LLC.

Mr. Townsend’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;
•	A deep understanding of the telecommunications industry; and
•	Extensive knowledge of wireless spectrum valuations and uses.

Selecting Nominees for Director

Our board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate

Governance Committee, in evaluating director candidates, recommends to the board appropriate criteria for the selection of new directors based on the strategic needs of the Company and the board, and periodically reviews the criteria adopted by the board and, if deemed desirable, recommends changes to such criteria.

The board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The board does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within the Company. Diversity of experience is one of many factors the Nominating and Corporate Governance Committee considers when recommending director nominees to the board. The board often seeks members that have experience in positions with a high degree of responsibility or are, or have been, leaders in the companies or institutions with which they are, or were, affiliated, but may seek other members with different backgrounds, based upon the contributions they can make to the Company.

The Nominating and Corporate Governance Committee is responsible for recommending to the board nominees for election to the board at each annual meeting of stockholders and for identifying one or more candidates to fill any vacancies that may occur on the board. New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the board, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other board members, and discussions within the committee and the full board. The Nominating and Corporate Governance Committee then recommends candidates to the full board, with the full board selecting the candidates to be nominated for election by the stockholders or to be elected by the board to fill a vacancy.

The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 1250 N. Arlington Heights Rd., Suite 500, Itasca, Illinois 60143, or if sent after July 1, 2015, to 111 N. Canal St., Chicago, Illinois 60606. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our Bylaws set forth the requirements for direct nomination of an individual by a stockholder for election to the board of directors.

Director Independence

Under the NASDAQ listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. In order to consider a director independent, the board of directors must affirmatively determine that he or she has no material relationship with Gogo Inc. and is independent under the independence criteria for directors established by NASDAQ, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the independence criteria adopted by the board of directors. The independence criteria adopted by the board are set forth in the Company’s Corporate Governance Guidelines.

The board undertook an annual review of director independence in April 2015. As part of this review, the board considered whether there were any relationships between each director or any member of his or her immediate family and the Company. The board also examined whether there were any relationships between an organization of which a director is a partner, stockholder or executive officer and the Company. The purpose of this review was to determine whether any such relationships were inconsistent with a determination that a director is independent. As a result of this review, the board affirmatively determined that the following directors are independent directors: Robert Crandall, Michael S. Gilliland, Robert Mundheim, Christopher D. Payne, Oakleigh Thorne, Charles Townsend and Harris Williams. Accordingly, seven of our nine directors are independent, and all directors serving on the Audit Committee satisfy the independence requirements of the NASDAQ and the SEC relating to directors and audit committee members.

Executive Sessions of Our Non-Management Directors

The Chairman of the Board and the full board separately have authority to require the board to meet in executive sessions outside the presence of management. The independent directors meet at regularly scheduled executive sessions without management not less frequently than once per quarter.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. LeMay currently serves as the Chairman of our board of directors.

Board’s Role in Risk Oversight

Our board is responsible for overseeing our risk management. Under its charter, the Audit Committee is responsible for reviewing and discussing the Company’s risk management practices, including the effectiveness of the systems and policies for risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, any unusual material transactions and management, internal auditor and independent auditor reviews regarding policies, procedures and monitoring related to the Foreign Corrupt Practices Act and other anti-corruption statutes. The Audit Committee also oversees our corporate compliance and ethics programs, as well as the internal audit function. The board’s other independent committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. In addition to the committees’ work in overseeing risk management, our full board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the committee chairs. The board reviews periodic assessments from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives.

The Company’s Executive Vice President, General Counsel and Secretary reports directly to our Chief Executive Officer, providing him with visibility into the Company’s risk profile. The head of the Company’s internal audit functions regularly reports to the Audit Committee, and each of the General Counsel and head of internal audit have regularly scheduled private sessions with the Audit Committee. The board of directors believes that the work undertaken by the committees of the board, together with the work of the full board of directors and our management, enables the board of directors to effectively oversee the Company’s risk management function.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct

Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at www.ir.gogoair.com. The written charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees also are available on the corporate governance section of our investor relations website at www.ir.gogoair.com.

We have a long-standing commitment to conduct our business in accordance with high ethical principles. Our Code of Business Conduct and Ethics is the Company’s code-of-ethics document applicable to our directors, chief executive officer, chief financial officer, controller and all other officers and employees. Our Code of Financial Ethics applies to the Company’s chief executive officer, chief financial officer, controller and any other employees performing finance or accounting functions. Copies of the Code of Business Conduct and Ethics and the Code of Financial Ethics may also be accessed without charge on the corporate governance section of our investor relations website at www.ir.gogoair.com.

Committees of the Board

Our board of directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table shows the current members of each committee and the number of meetings held during fiscal 2014.

Director	Audit	Compensation	N&CG
Robert L. Crandall	✓	✓
Michael S. Gilliland	✓		✓
Ronald T. LeMay
Robert H. Mundheim		✓*	✓
Christopher D. Payne
Oakleigh Thorne		✓	✓*
Charles C. Townsend		✓
Harris N. Williams	✓*
Number of meetings	5	4	4

   ✓= current committee member; * = chair

Audit Committee. Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

During fiscal 2014, the Audit Committee held 5 meetings. Each member of our Audit Committee meets the independence requirements of the NASDAQ and is financially literate, and is an independent director under Rule 10A-3 under the Exchange Act. Our board has determined that Mr. Crandall is an audit committee financial expert as defined by the SEC.

Compensation Committee. Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of the Company and its subsidiaries (including the Chief Executive Officer), establishing the general compensation policies of our company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of the Company and its subsidiaries. Our Compensation Committee also periodically reviews management development and succession plans.

During fiscal 2014, the Compensation Committee held 4 meetings. Each member of our Compensation Committee meets the independence requirements of the NASDAQ and is an outside director under Section 162(m) of the Internal Revenue Code. If all directors serving on the Compensation Committee do not meet the “non-employee director” requirements of SEC Rule 16b-3, the Compensation Committee will delegate to a special Section 16b-3 subcommittee consisting of those Compensation Committee members who meet such requirements the authority to approve grants of equity-based compensation subject to Section 16(b) of the Exchange Act. In 2014, the Compensation Committee delegated to a Rule 16b-3 subcommittee, consisting of Messrs. Mundheim and Townsend, the authority to approve equity grants to our executive officers for purposes of Section 16(b) of the Exchange Act. The Compensation Committee also from time to time delegates authority to our Chief Executive Officer to approve equity grants to non-executive officers.

The Compensation Committee retained Compensation Strategies, Inc. during 2014 to provide executive compensation consulting services. Compensation Strategies, Inc. reports directly to the Compensation Committee, and does not provide any other services to the Company. After a review of the applicable factors prescribed by the SEC and NASDAQ, the Company determined that Compensation Strategies, Inc. is appropriately independent.

For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the board for election to our board (including candidates proposed by stockholders), reviewing the composition of the board and its committees, developing and recommending to the board corporate governance guidelines that are applicable to us, and overseeing board and board committee evaluations.

During fiscal 2014, the Nominating and Corporate Governance Committee held 4 meetings. Mr. Mundheim, Mr. Gilliland and Mr. Thorne are independent directors under the applicable NASDAQ rules.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our board of directors held 6 meetings during fiscal 2014. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he was a member. It is the board’s policy that our directors attend our annual meetings. All directors attended the 2014 Annual Meeting.

Plurality Voting for Directors and Director Resignation Policy

The Company’s Bylaws provide for the election of directors by a plurality of the votes cast. This means that the three individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected.

Succession Planning and Management Development

We are focused on talent development at all levels within our organization. Among the Compensation Committee’s key responsibilities is to ensure that management establishes and the committee oversees an effective executive succession plan. The board regularly reviews the succession plans that support our overall business strategy, with a focus on key positions at the senior officer level. The board recognizes that succession planning and talent management are closely connected to risk management. Potential leaders are given exposure and visibility to board members through formal presentations and informal events. More broadly, the board is regularly updated on key talent indicators for the overall workforce, including through diversity, recruiting and development programs.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position

Michael J. Small	57	Director, President and Chief Executive Officer
Norman Smagley	56	Executive Vice President and Chief Financial Officer
Ash A. ElDifrawi	48	Executive Vice President and Chief Commercial Officer
Marguerite M. Elias	60	Executive Vice President, General Counsel and Secretary
John Wade	52	Executive Vice President and General Manager, Business Aviation
Anand K. Chari	47	Executive Vice President and Chief Technology Officer
Jonathan B. Cobin	41	Executive Vice President, Global Airline Group
Karen Jackson	45	Senior Vice President, Human Resources
Arbela Takhsh	50	Senior Vice President of Quality Assurance
Thomas E. McShane*	60	Vice President, Controller and Chief Accounting Officer

*	On March 20, 2015, Mr. McShane notified the Company that he plans to resign from his positions as Vice President, Controller and Chief Accounting Officer. Mr. McShane’s resignation effective date will depend on the date a successor is identified and the transition period required once a successor is fully engaged.

Mr. Small’s biography and related information may be found above at “Directors, Executive Officers and Corporate Governance—Continuing Directors—Class I Directors—Terms Expiring at the 2017 Annual Meeting.” The following is biographical information for our other executive officers:

Norman Smagley has served as our Chief Financial Officer since September 2010. Mr. Smagley brings over 20 years of experience as a chief financial officer for both public and private companies across many industries, with experience at technology, financial services, pharmaceutical, retail, industrial and publishing companies. Most recently, Mr. Smagley served as Senior Vice President and Chief Financial Officer of Rand McNally, a publisher of maps, atlases and other reference materials, from May 2002 to March 2010. Mr. Smagley received both his Master’s Degree in Finance and his Bachelor’s degree in Economics from The Wharton School of the University of Pennsylvania.

Ash A. ElDifrawi joined us in October 2010. Prior to joining Gogo, from April 2008 to October 2010, he served as Chief Marketing Officer of Hayneedle Inc., a leading online retailer of home products. From May 2007 to March 2008, Mr. ElDifrawi was a Director of Brand Advertising at Google Inc., responsible for all CPM-based revenue. From January 2004 to February 2007, he was a Managing Director, Global Enjoyment Platform, at Wrigley Company, where he oversaw a $1 billion portfolio of brands globally. Prior to his tenure at Wrigley, Mr. ElDifrawi was a management consultant at McKinsey & Company. Mr. ElDifrawi earned both his Bachelor’s degree in Biology and Master’s degree in Sociology from the University of Chicago, and went on to gain his doctorate in Clinical Psychology from the Chicago School of Psychology. In May of 2008, Mr. ElDifrawi entered into a settlement agreement with the U.S. Department of Health and Human Services in settlement of alleged civil violations of the Social Security Act relating to alleged fraudulent claims by Mr. ElDifrawi’s former psychology practice prior to April 30, 2003. Mr. ElDifrawi agreed to pay a settlement amount and to be excluded from participation in any federally funded health care programs and similar state programs, with eligibility for reinstatement beginning five years after the settlement date. The settlement agreement contained no findings of wrongdoing on the part of Mr. ElDifrawi, nor did it contain any admission of wrongdoing by Mr. ElDifrawi, nor was his license suspended or revoked.

Marguerite M. Elias joined us in September 2007. From June 2004 until July 2007, Ms. Elias served as Senior Vice President and General Counsel of eCollege.com, a publicly traded provider of outsourced eLearning solutions, where she was responsible for all legal and compliance issues, managed the human resources function and was a member of senior management. Ms. Elias was in private practice for 15 years at Skadden, Arps, Slate, Meagher & Flom and Katten Muchin Rosenman, where she specialized in federal securities law, corporate finance, and mergers and acquisitions for clients across a broad spectrum of industries. Since 2007, Ms. Elias has served on the board of directors of Helix Education, Inc. Ms. Elias is a member of the American Law Institute. Ms. Elias received a Bachelor of Arts degree in Economics from Northwestern University and a Juris Doctor from Loyola University of Chicago School of Law.

Anand K. Chari joined Aircell, Inc. in 2003 as a consultant. From July 2006 to July 2011, he served as Vice President of Engineering. In July 2011, he became our Chief Technology Officer and Senior Vice President, Engineering, and in February 2013, he was promoted to Executive Vice President and Chief Technology Officer and brings over 20 years of experience in the wireless communications and telecom industry with him to this position. Prior to joining Aircell, Mr. Chari founded and served as President of Simma Technologies Inc., a technology and management consulting company. He also served as Vice President of Sales and Business Development at ISCO International, Director of Business Development at 3Com, Director of Advanced Technology at Ameritech, and Manager at Telephone and Data Systems. Mr. Chari received his Master of Business Administration degree from University of Chicago, his Master of Science degree in Computer Engineering from Iowa State University, and a Bachelor of Science degree in Electronics and Communications Engineering from National Institutes of Technology, Trichy, India.

John Wade joined us in November 2008. Prior to joining Gogo, Mr. Wade served as Chief Technical Officer and General Manager of in-flight mobile phone and internet provider OnAir, from February 2005 to November 2008. He was responsible for all of OnAir’s internet business, including sales, strategy, customer relationship management and product development. Mr. Wade has more than 20 years of experience in the avionics and in-flight communications industries, having also held positions at in-flight internet and connectivity services provider Tenzing Communications, as well as PRIMEX Aerospace Company and GEC Marconi In-Flight Systems. Mr. Wade received his education at the University of Brighton, U.K., where he earned a First Class B Engineering Honors Degree in Electronic Engineering.

Jonathan B. Cobin joined us in April 2010. From September 2003 to January 2010, Mr. Cobin was employed by Centennial Communications, a regional telecommunications service provider, principally in the role of Vice President Strategic Planning. Previously, Mr. Cobin held positions of increasing responsibility as a strategy consultant at Dean & Company and in the investment banking group at J.P. Morgan. He received his Master’s degree in Business Administration from the Stanford University Graduate School of Business and a Bachelor of Arts from Dartmouth College.

Karen Jackson joined us in February 2015. From November 2011 to January 2015, Ms. Jackson served as SVP, Human Resources of Acquity Group, a digital and marketing services firm acquired by Accenture, where she was responsible for the HR function and talent strategy across the business. From November 2009 to November 2011, Ms. Jackson held the position of VP, Corporate Strategy at Acquity Group, where she was responsible for driving

Acquity Group’s growth initiatives. She received her Master’s degree in Business Administration from the Fuqua School of Business, Duke University and a Bachelor’s degree in Accounting from the University of Illinois, Urbana-Champaign.

Arbela Takhsh joined us in April 2014. From April 2013 to April 2014, Ms. Takhsh was Vice President, Quality Assurance at Comcast National Engineering & Technical Operations. Previously, Ms. Takhsh was head of Quality Management Office at Motorola Mobility. She received a Bachelor’s degree in Computer Science from Temple University and a Master’s degree in Business Administration from the Kellogg School of Management, Northwestern University.

Thomas McShane joined us in September 2011. From July 2010 to September 2011, Mr. McShane was a self-employed financial consultant, during which period he served as Interim Corporate Controller for Pregis Corporation. From April 2003 to July 2010, he was Vice President, Corporate Controller at Pliant Corporation, an international manufacturer and distributor of plastic film and flexible packaging materials to the food, personal care, industrial and agricultural markets. Prior to that, Mr. McShane was with Arthur Andersen for 25 years, where most recently he was a Partner and Director of Global Financial Planning and Analysis. Mr. McShane is a Registered Certified Public Accountant and received his Economics degree from DePauw University.

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, will not be permitted to enter into a related person transaction with us without the consent of our Audit Committee, another independent committee of our board or the full board. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees will be required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Registration Rights Agreement

On December 31, 2009, we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of our stockholders party thereto, including certain entities affiliated with Oakleigh Thorne. The following description of the terms of the Registration Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Registration Rights Agreement filed as an exhibit to our 2014 Annual Report on Form 10-K. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to trade these shares without restriction under the Securities Act of 1933, as amended (the “Securities Act”), when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations described below.

The demand and piggyback registration rights described below commenced 180 days after the closing of our initial public offering on June 26, 2013 and shall continue perpetually. We are not required to effect more than two demand registrations in any twelve month period or any demand registration within 180 days following the date of effectiveness of any other registration statement. If the board of directors (or an authorized committee thereof), in its reasonable good faith judgment determines that the filing of a registration statement will materially affect a significant transaction or would force the company to disclose confidential information which is adverse to the Company’s interest, then the board of directors may delay a required registration filing for periods of up to 90 days, so long as the periods do not aggregate to more than 120 days in a twelve-month period. Generally, in an underwritten offering, the managing underwriter has the right, subject to specified conditions, to limit the number of shares such holders may include.

Demand Registration Rights. Under the terms of the Registration Rights Agreement, stockholders that are a party to the agreement may, under certain circumstances and provided they meet certain thresholds described in the Registration Rights Agreement, make a written request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights (“Registrable Securities”). If we are eligible to file a registration statement on Form S-3 or any successor form with similar “short-form” disclosure requirements, the holders of Registrable Securities may make a written request to us for the registration of the offer and sale of all or part of the Registrable Securities provided that the Registrable Securities to be registered under such short-form registration have an aggregate market value, based upon the offering price to the public, equal to at least $15.0 million.

Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of the Registrable Securities under the Registration Rights Agreement are entitled to include their Registrable Securities in the registration subject to certain exceptions relating to employee benefit plans and mergers and acquisitions. The managing underwriters of any underwritten offering may limit the number of Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of Registrable Securities is limited by the managing underwriter, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder. If the holder of Registrable Securities initiates the piggyback registration, it is required to include in the offering (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and (ii) second, the securities we propose to sell.

Indemnification Agreements

Our Certificate of Incorporation contains provisions permitted under Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability to the fullest extent permitted by the Delaware General Corporation Law for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, under Section 174 of the Delaware General Corporation Law (unlawful dividends), or any transaction from which the director derives an improper personal benefit. The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our Bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and other applicable law, except in certain cases of a proceeding instituted by the director or officer without the approval of our board. Our Bylaws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings.

We have also entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide our directors and executive officers with contractual rights to the indemnification and expense advancement rights provided under our Bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Communications with the Board

Stockholders who wish to contact our board may send written correspondence, in care of the Corporate Secretary, to 1250 N. Arlington Heights Rd., Suite 500, Itasca, Illinois 60143, or if sent after July 1, 2015, to 111 N. Canal St., Chicago, Illinois 60606. Communications may be addressed to an individual director, to the non-management directors as a group, or to the board as a whole, marked as confidential or otherwise. Communications not submitted confidentially which are addressed to directors that discuss business or other matters relevant to the activities of our board will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the board: junk mail and mass mailings, product and services complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of March 31, 2015 regarding the beneficial ownership of our common stock by:

•	each person, or group of persons, who is known to beneficially own more than 5% of any class of our common stock;
•	each of our directors;
•	each of the named executive officers; and
•	all of our directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of the determination date, which in the case of the following table is March 31, 2015. Shares issuable pursuant to those stock options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage of beneficial ownership is based on 85,745,391 shares of our common stock outstanding as of March 31, 2015.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of the shares of our common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Gogo Inc., 1250 N. Arlington Heights Rd., Suite 500, Itasca, Illinois 60143.

Name of Beneficial Owner	Number of Shares	Percent
5% Stockholders
Oakleigh Thorne and affiliated entities(1)(3)(4)	24,900,149	29.0%
Northern Trust Corporation(5)	8,072,287	9.4%
Wellington Management Group LLP(6)	6,670,206	7.8%
FMR LLC(7)	4,462,708	5.2%
Directors and Named Executive Officers
Ronald T. LeMay(2)(3)(4)	2,965,629	3.4%
Michael J. Small(3)	1,182,740	1.4%
Norman Smagley(3)	245,000	*
Ash A. ElDifrawi(3)	269,725	*
Anand K. Chari(3)	124,490	*
John Wade(3)	163,800	*

Name of Beneficial Owner	Number of Shares	Percent
Robert L. Crandall(3)(4)	77,120	*
Michael S. Gilliland(3)(4)	6,631	*
Robert H. Mundheim(3)(4)	118,055	*
Christopher D. Payne(3)(4)	8,920	*
Oakleigh Thorne(1)(3)(4)	24,900,149	29.0%
Charles C. Townsend(3)(4)	1,734,455	2.0%
Harris N. Williams(3)(4)	23,101	*
All directors and executive officers as a group (18 persons)(1)(2)(3)(4)	32,170,145	36.4%

*	Represents beneficial ownership of less than one percent (1%).

(1)	Includes 814,886 shares of our common stock held by the 2005 Restatement of the Oakleigh Thorne Trust dated June 23, 1997, 4,980 shares of our common stock held by Option 1 LLC, 639,461 shares of our common stock held by the Oakleigh B. Thorne Dynasty Trust 2011, 973,169 shares of our common stock held by the Oakleigh L. Thorne Trust Under Agreement FBO Oakleigh B. Thorne, 2,457,745 shares of our common stock held by the Trust Under Will of O.L. Thorne FBO Oakleigh B. Thorne, 1,231,791 shares of our common stock held by the Oakleigh L. Thorne Trust Under Agreement dated 12/15/76, 139,536 shares of our common stock held by OAP, LLC, 12,682 shares of our common stock held by the Thorne OHT 1995 Trust, 8,617 shares of our common stock held by the Thorne KFT 1997 Trust 68,248 shares of our common stock held by the Oakleigh B. Thorne November 2013 3-Year Annuity Trust, 143,340 shares of our common stock held by the Oakleigh B. Thorne 2013 2-Year Annuity Trust, 161,555 shares of our common stock held by the Oakleigh B. Thorne May 2014 2-Year Annuity Trust, 203,221 shares of our common stock held by the Oakleigh B. Thorne August 2014 2-Year Annuity Trust and 172,035 shares of our common stock held by the Oakleigh B. Thorne October 2014 2-Year Annuity Trust.

Includes 420,314 shares of our common stock held by the Caroline A. Wamsler Trust created under the Honore T. Wamsler September 11, 1984 Trust, 417,372 shares of our common stock held by the Irene W. Banning Trust created under the Honore T. Wamsler September 11, 1984 Trust and 386,423 shares of our common stock held by the Pauline W. Joerger Trust created under the Honore T. Wamsler September 11, 1984 Trust. Mr. Thorne is a co-trustee of each of the foregoing trusts and each of the trusts has entered into a service agreement with Thorndale Farm, LLC, of which Mr. Thorne is the CEO. As such, Mr. Thorne may be deemed to have beneficial ownership of the shares held by each such trust. Mr. Thorne disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

Includes 711,186 shares of our common stock held by the Trust Under Will of O.L. Thorne FBO Elizabeth A. Robinson, 711,186 shares of our common stock held by the Trust Under Will of O.L. Thorne FBO Margaret A. Douglas, 711,186 shares of our common stock held by the Trust Under Will of O.L. Thorne FBO Joan A. Teach, 711,186 shares of our common stock held by the Trust Under Will of O.L. Thorne FBO Thomas O. Alley, 1,103,607 shares of our common stock held by the Oakleigh L. Thorne Trust Under Agreement FBO Charlotte T. Bordeaux and 259,522 shares of our common stock held by the Charlotte Bordeaux Dynasty Trust 2011. Mr. Thorne is the co-trustee of each of the foregoing trusts and each of the trusts has entered into a service agreement with Thorndale Farm, LLC, of which Mr. Thorne is the CEO. As such, Mr. Thorne may be deemed to have beneficial ownership of the shares held by such trusts. Mr. Thorne disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

Includes 5,833,425 shares of our common stock held by TACA Thorne LLC and 5,763,000 shares of our common stock held by TACA II Thorne LLC. The shares owned directly by each of TACA Thorne LLC and TACA II Thorne LLC are beneficially owned indirectly by OTAC (Thorne) LLC, the managing member of TACA Thorne LLC and TACA II Thorne LLC. Mr. Thorne is the manager and sole member of

OTAC LLC and as such may be deemed to have beneficial ownership of the shares held by TACA Thorne LLC and TACA II Thorne LLC. Mr. Thorne disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

Includes 9,966 shares of our common stock held by Irene Banning, 33,891 shares held by Pauline Joerger, 143,266 shares of our common stock held by the Oakleigh Thorne GST Trust III, 169,440 shares of our common stock held by the Eliza Thorne Blue Revocable Trust, 151,245 shares of our common stock held by Henry F. Thorne, 240,620 shares of our common stock held by the Jonathan Thorne Revocable Trust, 1,368 shares of our common stock held by the Harrison K. Thorne 2012 Trust, 2,665 shares of our common stock held by the Jonathan Edwin Thorne 2010 Trust, 4,972 shares of our common stock held by the Estella Blue 2006 Trust, 4,531 shares of our common stock held by the Matilda Blue 2007 Trust, 11,302 shares of our common stock held by the Thorne ALT 1995 Trust, 11,647 shares of our common stock held by the Thorne MET 1995 Trust, 612 shares of our common stock held by the Eliza Alley 2012 Trust, 3,858 shares of our common stock held by the Jennifer Honore Carr 2005 Trust, 2,707 shares of our common stock held by the Brett Andrew Carr 2007 Trust, 1,749 shares of our common stock held by the Aidan N. Birdsall 2010 Trust, 765 shares of our common stock held by the Ava K. Birdsall 2012 Trust, 6,665 shares of our common stock held by the IWG Thorne 97 Trust, 3,714 shares of our common stock held by the DGG Thorne 97 Trust, 594 shares of our common stock held by the ECG Thorne 97 Trust, 2,557 shares of our common stock held by the Emilynn Skye Pinkham 2007 Trust, 1,223 shares of our common stock held by the Wilhemina E. Pinkham 2011 Trust, 317 shares of our common stock held by the Waylon Kane Pinkham 2013 Trust, 1,725 shares of our common stock held by the Lyman Alton Pinkham 2010 Trust, 6,440 shares of our common stock held by the NCT Thorne 97 Trust, 780 shares of our common stock held by the FT Thorne 97 Trust, 3,714 shares of our common stock held by the TAT Thorne 97 Trust, 1,783 shares of our common stock held by the EF Thorne 97 Trust and 2,249 shares of our common stock held by the Irene W. Banning Trust FBO Karl Banning. Each of the foregoing holders has entered into a service agreement with Thorndale Farm, LLC, of which Mr. Thorne is the CEO. As such, Mr. Thorne may be deemed to have beneficial ownership of the shares held by such entities. Mr. Thorne disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

The address of each of the foregoing persons or entities is c/o Thorndale Farm, LLC, P.O. Box 258, Millbrook, NY 12545.

(2)	Includes 3,039,596 shares of our common stock pledged by Mr. LeMay as security for loans.

(3)	Includes shares of our common stock issuable upon the exercise of options granted pursuant to our equity compensation plans, which were unexercised as of March 31, 2015 but were exercisable within a period of 60 days from such date. These amounts include the following number of shares of our common stock for the following individuals: Mr. LeMay 451,505; Mr. Crandall 68,186; Mr. Mundheim 37,286; Mr. Thorne 14,111; Mr. Townsend 14,111; Mr. Williams 14,111; Mr. Small 1,024,821; Mr. Smagley 231,000; Mr. Chari 110,490; Mr. ElDifrawi 255,225; Mr. Wade 149,800; Mr. Gilliland 6,631; Mr. Payne 7,420; all executive officers and directors as a group 2,687,475.

(4)	Excludes the following shares of our common stock issuable upon settlement of outstanding deferred stock units: Mr. LeMay 6,608; Mr. Crandall 7,806; Mr. Mundheim 5,193; Mr. Thorne 8,147; Mr. Townsend 5,062; Mr. Williams 4,406; Mr. Gilliland 1,966; Mr. Payne 2,208; all directors and officers as a group 41,396. Deferred stock units are settled 90 days after the director ceases to serve as such.

(5)	Based on a Schedule 13G/A filed jointly with the SEC on February 12, 2015 by Northern Trust Corporation, reporting on behalf of the following subsidiaries: The North Trust Company, Northern Trust Investments, N.A. and Northern Trust Global Investments Ltd. Northern Trust Corporation has voting power with regard to 22,200 shares of our common stock, shared voting power with regard to 8,050,087 shares of our common stock, sole dispositive power with regard to 548,671 shares of our common stock and shared dispositive power with regard to 7,519,799 shares of our common stock. The address of Northern Trust Corporation is 50 South LaSalle Street, Chicago, IL 60603.

(6)	Based on a Schedule 13G filed with the SEC on February 12, 2015 by Wellington Management Group LLP, in its capacity as investment adviser. The securities are owned of record by clients of one or more investment advisers owned directly or indirectly by Wellington Management. Wellington Management has shared voting power with regard to 3,823,316 shares of our common stock and has shared dispositive power with regard to 6,670,206 shares of our common stock. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(7)	Based on a Schedule 13G filed jointly with the SEC on February 13, 2015 by FMR LLC (“FMR”), Edward C. Johnson 3d (a director and the Chairman of FMR) and Abigail P. Johnson (a director, the Vice Chairman, the Chief Executive Officer and the President of FMR). FMR has sole voting power with regard to 1,579,508 shares of our common stock and sole dispositive power with regard to 4,462,708 shares of our common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports and reports of change in ownership in the Company’s common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s officers and directors, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal 2014, except for a Form 3 filed on April 30, 2014 reporting initial ownership information for Arbela Takhsh upon her appointment as an officer of the Company, which should have been filed on April 25, 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we provide an overview of the Company’s executive compensation program, including a discussion of the compensation philosophy of our Compensation Committee. We also review the material elements of compensation earned by or paid to our named executive officers (each a “NEO”) in 2014, and discuss and analyze the compensation decisions made by the Compensation Committee in 2014.

Our NEOs discussed in this Compensation Discussion and Analysis and the related compensation tables are the officers listed in the table below.

Name	Title
Michael Small	President and Chief Executive Officer

Norman Smagley	Executive Vice President and Chief Financial Officer

Anand Chari	Executive Vice President and Chief Technology Officer

Ash ElDifrawi	Executive Vice President and Chief Commercial Officer

John Wade	Executive Vice President and General Manager, Business Aviation

The Compensation Committee has overall responsibility for approving the compensation program for our NEOs and makes all final compensation decisions regarding our NEOs. The Compensation Committee works to ensure that our compensation policies and practices are consistent with our values and support the successful recruitment, development and retention of executive talent so we can achieve our business objectives and optimize our long-term financial returns.

Executive Summary

Our compensation programs are intended to align our NEOs’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing long-term stockholder value and supporting the shorter term business goals we believe are necessary to effect such an increase. In line with our pay for performance philosophy, the total compensation received by our NEOs will vary based on the financial results of the Company and its business segments as well as progress made against identified strategic and/or operational goals. Our NEOs’ total compensation is comprised of a mix of base salary, annual incentive compensation and long-term equity awards.

The Compensation Committee established specific financial and other objectives for our NEOs with reference to the overall performance objectives approved by our board of directors. During 2014, our shorter term financial goals were to increase our revenues and achieve our earnings targets. Our corporate performance objectives, which we established in the context of and viewed as critical to achieving our short- and long-term financial goals, were focused on growth strategies that included:

(a)	increasing the number of Gogo-connected aircraft;

(b)	raising average service revenue per aircraft and improving profitability in both commercial aviation (“CA”) and business aviation (“BA”);

(c)	establishing network technology leadership;

(d)	innovating and evolving our technology platform to support global capacity demands;

(e)	continuing our global expansion and obtaining the funding required to support operational plans; and

(f)	establishing and demonstrating operational leadership and strengthening talent acquisition and management.

As context for the compensation of our NEOs in 2014, we provide below some highlights of our financial and operating performance during the year:

•	Our consolidated revenue increased to $408.5 million for the year ended December 31, 2014 as compared with $328.1 million during the prior year.
•

Our consolidated Adjusted EBITDA,* which reflects the impact of continued investment in our CA-Rest of World (“CA-ROW”) business, increased to $10.8 million for the year ended December 31, 2014 as compared to $8.4 million for the prior year.

•	Our combined segment profit for the CA-North America (“CA-NA”) and BA segments increased to $89.0 million for the year ended December 31, 2014 as compared to $49.4 million during the prior year.
•	As of December 31, 2014, our CA-NA segment had 2,098 commercial aircraft online as compared with 2,032 as of December 31, 2013.
•

As of December 31, 2014, our BA segment had 5,339 aircraft online with Iridium satellite communications systems and 2,797 Gogo Biz systems online as compared with 5,165 and 2,047 respectively, as of December 31, 2013.

•	We launched commercial international service in March 2014, and as of December 31, 2014, our CA-ROW segment had 85 aircraft online.
•	We signed long-term agreements with AeroMexico and Virgin Atlantic Airlines to provide connectivity services on aircraft operated by such airlines.

*	Adjusted EBITDA is a non-GAAP financial measure. For the reconciliation of this non-GAAP financial measure, see pages 79-83 of our 2014 Annual Report on Form 10-K, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” of Part II, Item 7.

Due to efforts made by our management team in 2014, we also achieved the following in early 2015:

•	We earned AS9100 aerospace quality certification, which is an internationally recognized quality management system standard for the aviation, space and defense industries.
•	Delta Air Lines selected Gogo to provide our 2Ku service on more than 250 existing mainline domestic aircraft and on new international aircraft when they enter Delta’s fleet.

During 2014, we made compensation decisions and adjustments to elements of our compensation programs to further encourage our pay-for-performance culture. The Compensation Committee established the 2014 annual bonus program and set targeted performance levels for two key financial metrics (revenue and adjusted EBITDA) in order to incent our management team to strive to attain our critical business imperatives, as well as additional strategic and operational goals to focus appropriate effort on making progress on product performance improvements and global expansion.

We also employ a number of practices that reflect the Company’s compensation philosophy:

•	We do not maintain any tax gross up arrangements;
•	We do not provide special retirement benefits designed solely for executive officers;
•	Our performance-based compensation arrangements for executive officers use a variety of performance measures;
•	We do not provide “perquisites” or other executive benefits based solely on rank; and
•	We have adopted stock ownership policies for each of our executive officers.

Establishing and Evaluating Executive Compensation

Executive Compensation Philosophy and Objectives. The Compensation Committee’s executive compensation program has been designed to provide a total compensation package that will accomplish the following objectives:

•	Attract, retain and motivate high-performing executive talent;
•	Emphasize incentive pay with a focus on equity compensation, thus aligning the interests of our executives with those of our stockholders; and
•	Directly align executive compensation elements with both short-term and long-term Company performance.

Role of Compensation Consultants. In January 2014, the Compensation Committee retained Compensation Strategies, Inc. (“CSI”), to provide executive compensation consulting services to the committee. CSI provides compensation data, analysis and guidance to the Compensation Committee, which the Committee uses when making decisions regarding our executive compensation programs and when establishing the compensation of our executive officers. Decisions on which CSI advised the Committee during 2014 included the establishment of a peer group and approval of the 2014 bonus program and the form and level of equity awards to executive officers. CSI did not perform any other services for the Company in 2014. Prior to 2014, the Compensation Committee had retained Deloitte Consulting LLP to advise on our executive compensation programs and to provide benchmarking data and advice and recommendations on our overall equity compensation program as compared to market and industry practice.

Role of Executive Officers. Our Chief Executive Officer sometimes participates in Compensation Committee meetings and makes recommendations to our Compensation Committee with respect to the setting of components of compensation (including equity), compensation levels and performance targets for our executives. The Compensation Committee also meets formally and informally without executive management to discuss compensation philosophy and approach and makes its decisions regarding NEO compensation in executive session with only its independent consultant and/or special counsel present.

Market Comparisons. Our Compensation Committee has from time to time used market data as one factor in assessing how our base salary, target short-term incentives, target total cash compensation, actual total cash compensation, target long-term incentives and target total direct compensation compare to other companies in our peer group. The Compensation Committee has not targeted compensation to any peer group percentile data, but instead has used peer group data with a goal of providing total direct compensation opportunities for the NEOs at a level that is competitive with our peer group for executives in similar positions with similar responsibilities at companies included in our peer market data and that fairly compensates our executives. In 2013, the Company utilized a peer group developed by Deloitte Consulting LLP and comprised of companies in the software and telecommunications industries. In March 2014, the Compensation Committee, with assistance from CSI, approved a new peer group of 20 companies for use in assessing compensation elements and making compensation decisions for our executive officers. The current peer group is comprised primarily of companies from the internet software and services industry with a communication focus where possible, excluding competitors that are subsidiaries of larger corporations, non-U.S.-based companies and companies that have non-traditional compensation practices. Using that peer group (after applying a regression analysis to size-adjust compensation levels to a company with annual revenues equal to the Company’s revenues), CSI provided the Compensation Committee with comparative assessments for our executives’ base salaries, target bonuses, total cash compensation, long-term equity compensation and total direct compensation.

The peer group for 2014 included the following 20 companies: (1) Akamai Technologies, Inc.; (2) Aruba Networks, Inc.; (3) Bottomline Technologies, Inc.; (4) Cogent

Communications Group, Inc.; (5) Constant Contact, Inc.; (6) Conversant, Inc.; (7) Dealertrack Technologies, Inc.; (8) HomeAway, Inc.; (9) j2 Global, Inc.; (10) NeuStar, Inc.; (11) NIC, Inc.; (12) Qlik Technologies Inc.; (13) RealPage, Inc. (14) Riverbed Technology, Inc.; (15) SolarWinds, Inc.; (16) Synchronoss Technologies, Inc.; (17) Syntel, Inc.; (18) ViaSat, Inc.; (19) Vonage Holdings Corp.; and (20) Web.com Group, Inc.

Elements of Compensation

Base Salary

We provide a base salary to our NEOs to compensate them in cash at a fixed amount for services rendered on a day-to-day basis during the year. We strive to set base salaries at a level that is competitive with our peer group for executives in similar positions with similar responsibilities at companies included in our peer market data. The base salaries of all NEOs are reviewed annually and adjusted when necessary to reflect individual roles and performance as well as market conditions.

2014 Base Salaries. Each of our NEOs received the base salary set forth in the Summary Compensation Table under “Salary.” Pursuant to the terms of each employment agreement, the base salaries are reviewed at least annually. The Compensation Committee determined to make increases (between 2% and 9%) to the base salaries of each of our NEOs, other than Mr. Small, and set base salaries for Messrs. Small, Smagley, Chari, ElDifrawi and Wade at $650,000, $355,000, $315,000, $390,000 and $305,000, respectively. Based on the recommendation of Mr. Small, the Compensation Committee approved relatively higher percentage increases for Mr. Chari and Mr. Wade (8.6% and 8.9%, respectively) in light of their increased responsibilities and their contributions to the Company. Mr. Small declined a salary increase for 2014.

2015 Base Salaries. In March 2015, the Compensation Committee determined to make increases (between 1% and 7%) to the base salaries of each of our NEOs, other than Mr. Small. Mr. Small again declined a salary increase.

Annual Incentive Plan

We use annual cash incentive bonuses to reward our NEOs for the achievement of Company performance goals. These performance-based bonuses are tied to our operating results in order to motivate our executives to focus on particular performance measures chosen by the Compensation Committee. The Compensation Committee chooses performance measures that are aligned with our strategic goals, thereby providing incentives to accomplish objectives that the Compensation Committee believes should improve both short-term and long-term stockholder value.

Each of our NEOs employed by the Company in 2014 is party to an employment agreement that provides for a minimum target bonus based on a specified percentage of his base salary. The Compensation Committee set the percentage levels of salary to be paid for performance at target level for Mr. Small at 100% and for our other NEOs at 75%, the same target levels as in 2013.

2014 Bonus Program. In April 2014, the Compensation Committee established the performance objectives for the 2014 annual bonus program. Similar to the 2013 bonus program, the 2014 bonus program included financial and aircraft under contract objectives for our NEOs and other senior executives. For 2014, the bonus program also included additional strategic and operational objectives that measure current performance and positioning for future growth. The Compensation Committee believes that promoting a focus on corporate financial and operational/strategic goals for our NEOs and other senior executives will help improve long-term stockholder value over time.

The financial objectives established in April 2014 for our NEOs included the following targets: (1) the attainment of pre-established adjusted EBITDA targets for BA, CA-NA and CA-ROW of $75.4 million, $19.4 million and negative $70 million, respectively, (2) the attainment of pre-established revenue targets for BA and CA-NA of $167.0 million and $253.8 million, respectively, and (3) a pre-established aircraft under contract target for CA-ROW (which we believe serves as a proxy for revenue in light of the start-up nature of the international business). The bonuses for Messrs. Small, Smagley, Chari and ElDifrawi were based 55% on attainment of each of the four BA and CA-NA targets (weighted equally), 25% on each of the two CA-ROW targets (weighted equally) and 20% on strategic and operational objectives. Given Mr. Wade’s role as General Manager of the BA business unit, his bonus was more heavily weighted toward the BA unit and was based 60% on the attainment of the BA financial targets, 10% on the CA-NA targets, 10% on the CA-ROW targets and 20% on BA strategic and operational objectives.

For each adjusted EBITDA and revenue metric, there is a minimum performance level ranging from 52% to 95% of the target performance level, depending on the metric. At such level 50% of the applicable portion of the target bonus is paid, and performance below that level results in zero payout for the applicable portion. There is also a maximum payout for each metric, achieved at performance levels ranging from 107% to 196% of the target performance level, depending on the metric, achievement of which results in payouts of up to 200% of the applicable portion of the target bonus. The pre-established aircraft under contract target had two triggers; 50% of the performance level would have been attained by achieving the target of two airlines with at least 75 international aircraft by June 30, 2014 and the remaining 50% percent would have been attained by achieving the target of four airlines with at least 175 total international aircraft by December 31, 2014.

For purposes of the plan, EBITDA means net income (loss) attributable to common stock before income taxes, interest income, interest expense, depreciation expense and amortization of other intangible assets. Adjusted EBITDA means EBITDA adjusted for (i) stock-based compensation expense, (ii) amortization of deferred airborne lease incentives and (iii) write off of deferred equity financing costs. Our management believes that the use of adjusted EBITDA eliminates items that have less bearing on our operating performance, thereby highlighting trends in our core business which may not otherwise be apparent. It also provides an assessment of controllable expenses, which are indicators management uses to determine whether current spending decisions need to be adjusted in order to meet financial goals and achieve optimal financial performance.

The strategic and operational objectives established in April 2014 for Messrs. Small, Smagley, Chari and ElDifrawi included goals relating to increasing the number of airlines and aircraft we service, customer satisfaction and quality management. For Mr. Wade, the strategic and operational objectives established included goals relating to increasing customers and services development. The Compensation Committee chose these goals because it believed these would help measure success with current performance while encouraging executives to position the Company for future growth.

Achievements in 2014 for the bonus plan targets were as follows.

For BA:

•	Adjusted EBITDA of $63.0 million (for a 0% payout of the target bonuses for each of our NEOs); and

•	Revenue of $155.6 million (for a 9.1% payout of the target bonuses for each of Messrs. Small, Smagley, Chari and ElDifrawi and a 19.9% payout of the target bonus for Mr. Wade).

For CA-NA:

•	Adjusted EBITDA of $26.0 million (for a 18.6% payout of the target bonuses for each of Messrs. Small, Smagley, Chari and ElDifrawi and a 6.8% payout of the target bonus for Mr. Wade); and

•	Revenue of $250.8 million (for a 12.3% payout of the target bonuses for each of Messrs. Small, Smagley, Chari and ElDifrawi and a 4.4% payout of the target bonus for Mr. Wade).

For CA-ROW:

•	Adjusted EBITDA of negative $74.1 million (for a 0% payout of the target bonuses for each of our NEOs, which for Mr. Wade was adjusted to a 1.8% payout of his target bonus, as described below); and

•

The aircraft under contract targets were not met (for a 0% payout of the target bonuses for each of our NEOs, which was adjusted to a 1.9% payout of the target bonuses for each of our NEOs, as described below).

The Company met two of the four strategic and operational objectives applicable to Mr.Wade, for which he received a 10% payout of his target bonus. Although the strategic and operational objectives applicable to Messrs. Small, Smagley, Chari and ElDifrawi were not achieved in 2014, the Compensation Committee determined to pay a portion of the bonus linked to these objectives based on its belief that the executives should receive some credit for actions in 2014 that led to achievements in 2015 as well as other achievements in 2014 that, while not called out in the bonus plan as objectives, the Compensation Committee believes are extremely important to the Company and its growth. Thus, in recognition of (1) the Company’s progress in 2014 toward the AS9100 aerospace quality certification that it received in February 2015; (2) the Company’s progress toward receiving regulatory approval to operate its 2Ku technology on up to 1,000 aircraft in 2015; (3) actions in 2014 that led to Delta’s selection of Gogo’s 2Ku technology in early 2015; and (4) the large increase in the number of aircraft under contract achieved for CA-NA, significantly exceeding Company goals, the Compensation Committee determined to pay Messrs. Small, Smagley, Chari and ElDifrawi a portion of the strategic and operational objectives bonus component, which was equal to 12.5% of each of their target bonuses. Similarly, although the financial targets for CA-ROW were not achieved, the Compensation Committee determined to pay each of our NEOs a portion of their CA-ROW bonus component (an amount equal to 1.9% of each of their target bonuses) in recognition of the entry into an agreement with Virgin Atlantic Airlines and the resulting increase in aircraft under contract. Mr. Wade received a somewhat higher payout for his CA-ROW bonus component (an amount equal to 1.8% of his target bonus) to offset the impact of a portion of an engineering, design and development expense overrun for CA-ROW that the Compensation Committee believes was outside of his control.

The actual bonus amounts paid to our NEOs are set forth in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of our Summary Compensation Table.

2015 Bonuses.  In March 2015, the Compensation Committee established the performance objectives under our 2015 annual bonus program. The bonuses for Messrs. Small, Smagley, Chari and ElDifrawi are to be based 70% on consolidated Company financial objectives and 30% on Company strategic and operational objectives. Mr. Wade’s bonus is to be based 60% on BA financial objectives, 20% on consolidated CA-NA and CA-ROW financial objectives and 20% on BA strategic and operational objectives. The financial objectives include revenue and Adjusted EBITDA targets with equal weighting for each. The plan is designed to pay out 100% of the amounts payable with respect to the financial objectives if target levels are achieved, with minimum (50%) and maximum (200%) payouts at specified performance levels. Each of the strategic/operational objectives is weighted equally with 100% payout if an objective is met and zero payout if it is not. If all of the Company strategic/operational objectives are met, Messrs. Small, Smagley, Chari and ElDifrawi will receive a 10% increase in the amount payable to them with respect to such objectives. The percentage of salary to be paid at target performance levels for each of our NEOs remains the same as in 2014.

2008 Cash Bonus Plan

In 2009, the Company adopted a cash bonus plan to provide executives who were employed by the Company during 2008 with the payment of a cash bonus when the Company’s free cash flow (defined as EBITDA less capital expenditures) first becomes positive for a fiscal quarter to provide an incentive to replace bonuses forgone when we did not have positive free cash flow. Mr. Chari was eligible to participate in the plan and was eligible to receive a bonus amount equal to 125% of his proportionate amount of the aggregate bonus pool remaining after payout to other senior executives, as determined by management. In March 2014, the Compensation Committee waived the free cash flow condition for Mr. Chari and the five other executives at or below the level of Executive Vice President whose bonuses from 2008 had been deferred (none of whom are NEOs) because the Compensation Committee decided that positive free cash flow would likely have been achieved but for the Company’s international expansion which was not contemplated when the plan was established, and Mr. Chari received a bonus payment of $37,349.

Equity-Based Compensation

We believe that competitive equity compensation is a key component of our overall compensation structure and critically important to our ability to attract and retain top talent, and that equity-based awards align the interests of our NEOs with the interests of our equity holders and encourage our NEOs to focus on the long-term performance of our business. Additionally, we believe equity awards provide an important retention tool for our NEOs, as they are subject to multi-year vesting.

Prior to 2014, our long-term incentive program consisted primarily of an option grant at the time of hire and periodic additional grants from time to time thereafter. In 2014, the Compensation Committee reviewed our equity grant practices and in May 2014 implemented a new long-term incentive program providing for annual equity grants.

As part of the new long-term incentive program, the Compensation Committee determined that equity incentives to our NEOs would be provided in the form of a combination of both restricted stock and stock options with an approximate 75% weighting toward options and 25% weighting toward restricted stock. The Compensation Committee believes that options will encourage the executives to focus on stock price appreciation, thus providing direct alignment with shareholders, and that the restricted stock will provide better retentive value by retaining value even in a down market, while still rewarding executives for stock price gains. All equity awards are subject to service-based vesting over the four years following the grant date.

In determining the size of the overall equity grants to our executive officers, the Compensation Committee took into account past performance, anticipated contribution to our long-term goals and market data for executive officers in similar roles at peer companies, and total compensation of our executive officers as compared to the peer companies. The

Compensation Committee also considered the level of prior equity grants, including whether the total amounts previously granted to our executive officers provided a competitive level of compensation. The Compensation Committee determined that equity grants in 2014 should be approximately 50% higher than anticipated future annual grant levels to compensate executive officers for pre-IPO grants that the Compensation Committee determined were in hindsight unfairly low. The Compensation Committee determined that the value of the grants to our NEOs other than Mr. Small should be the same, based on the average compensation of those executives, rather than their individual compensation levels. While the Compensation Committee considers the compensation of senior executives at peer group companies, it did not benchmark a particular percentile for the total compensation of our NEOs or for any component thereof.

Additional information regarding these and previous option grants is found in the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year-End Table.

Employment Agreements with NEOs

We have entered into employment agreements with each of our NEOs which include the specific terms set forth below. We believe that having employment agreements with our executives is beneficial to us because it provides retentive value and subjects the executives to key restrictive covenants. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for detail regarding these agreements.

Perquisites

We do not generally provide perquisites or personal benefits to our NEOs, although included in the employment agreements we have entered into with each of Messrs. Small and ElDifrawi is a commitment to provide relocation benefits under certain circumstances.

Other Benefits

Our full time NEOs are eligible to participate in our 401(k) benefit plan and our health and welfare plans on the same basis as our other employees.

Non-qualified Deferred Compensation

None of our NEOs participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Change in Control Protection

In December 2012, the board approved the adoption of change in control agreements for certain senior executives, including each of our NEOs, in order to assure the executives that they will be protected in the event of a change in control of the Company. The executives entered into those agreements in March 2013. Under the agreements, Mr. Small is entitled to receive severance benefits of 24 months of salary and target bonus as well as reimbursement of COBRA premiums due to maintain substantially equivalent health insurance coverage during the severance period, while our other NEOs are each entitled to receive severance benefits of 18 months of base salary and target bonus, as well as reimbursement of COBRA premiums due to maintain substantially equivalent health insurance coverage during the severance period, in each case, if the executive is terminated by the Company without cause or the executive resigns with “good reason” within two years following a change in control. Additionally, any unvested stock options or other equity awards would immediately become vested and exercisable upon such termination.

ESPP

To encourage employee investment in the Company, the Company maintains an employee stock purchase plan (“ESPP”) that is intended to qualify for favorable tax treatment under Sections 421 and 423 of the Code. Under the ESPP, our employees, including our NEOs, can purchase shares at a small discount to our market price.

Other Compensation Practices and Policies

Stock ownership guidelines.  Under our stock ownership guidelines, each of our executive officers is required to maintain a minimum equity stake in the Company, determined as a multiple of the executive officer’s base salary (3 times salary for our CEO and 2 times salary for each of our other NEOs) and converted to a fixed number of shares. Additionally, each executive officer is required to retain 50% of the net shares received through exercise of stock options, restricted stock or other stock-based compensation, granted on or after December 12, 2011, until the executive officer reaches the minimum required level of stock ownership. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and withholding taxes.

Policy regarding the timing of equity awards.  We have no program, plan or practice pertaining to the timing of stock option grants to executive officers coinciding with the release of material non-public information.

Policy regarding restatements.  We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the board of directors or Compensation Committee thereof would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement. The Company is awaiting regulatory guidance regarding claw backs of compensation under the Dodd-Frank Act and expects to implement a claw-back policy after that guidance is published. The compensation plans adopted at the time of our initial public offering include provisions allowing the Company to claw back compensation to the extent required by applicable law or stock exchange regulations.

Tax deductibility.  Our board of directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and each of the next three most highly compensated executive officers (other than its chief financial officer). In general, certain performance-based compensation approved by stockholders is not subject to this deduction limit. The Compensation Committee seeks, where appropriate, to qualify the variable compensation paid to our NEOs for an exemption from the deductibility limitations of Section 162(m), and in 2014 considered such deductibility in determining the form of equity awards granted to our executive officers. However, we may authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Robert H. Mundheim
Robert L. Crandall
Oakleigh Thorne
Charles C. Townsend

2014 Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs during the fiscal year ended December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael Small	2014	646,500	93,438	707,200	2,079,116	259,814	11,900	3,797,968
President and Chief Executive	2013	643,500	—	—	2,053,148	1,177,314	24,500	3,898,462
Officer	2012	618,000	—	—	—	644,179	22,500	1,284,679
Norman Smagley	2014	350,077	38,273	247,520	799,660	106,424	1,500	1,543,454
Executive Vice President and	2013	338,750	—	—	684,383	461,869	1,500	1,486,502
Chief Financial Officer	2012	332,000	—	—	—	259,375	—	591,375
Anand Chari	2014	307,923	71,310	247,520	799,660	94,432	11,900	1,532,745
Executive Vice President and	2013	285,000	—	56,131	684,383	363,727	10,628	1,399,869
Chief Technology Officer	2012	257,500	—	—	—	107,363	14,367	379,230
Ash ElDifrawi	2014	386,038	42,047	247,520	799,660	116,916	11,900	1,604,081
Executive Vice President and	2013	378,000	—	—	684,383	516,207	13,867	1,592,457
Chief Commercial Officer	2012	369,000	—	—	—	286,056	4,880	659,936
John Wade	2014	296,500	8,429	247,520	799,660	94,142	10,400	1,456,651
Executive Vice President and	2013	276,250	—	16,839	684,383	292,072	9,223	1,278,767
General Manager—Business	2012	261,250	—	—	—	128,375	12,500	402,125
Aviation Services

(1)

Amounts reported in this column for 2014 reflect the bonuses paid in excess of the amount earned by our NEOs from achievement of the applicable performance measures established under our Annual Incentive Plan. See “—Elements of Compensation—Annual Incentive Plan” for a discussion of the additional bonus payments. For Mr. Chari, the amount in this column also includes the amount he was paid under the 2008 cash bonus plan. See “—Elements of Compensation—2008 Cash Bonus Plan” for a discussion about 2008 cash bonus plan payment.

(2)

The amounts reported in this column reflect the aggregate grant date fair value of shares of restricted common stock that were granted to our NEOs in 2014. The amounts are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 12, “Share-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts.

(3)

The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 12, “Share-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts.

(4)

This column represents for 2014 the amounts earned for performance-based bonuses under our Annual Incentive Plan. See “—Elements of Compensation—Annual Incentive Plan” for a discussion of how 2014 performance-based bonuses were determined. The amounts for 2012 and 2013 represent the performance-based annual bonuses earned under our bonus plan for the applicable year.

(5)	Amounts reported in this column for 2014 reflect employer matching contributions under our 401(k) plan and employer contributions to a health savings account in the amounts set forth below.

Name	401(k) Contributions ($)	HSA Contributions ($)	Total ($)

Michael Small	10,400	1,500	11,900

Norman Smagley	—	1,500	1,500

Anand Chari	10,400	1,500	11,900

Ash ElDifrawi	10,400	1,500	11,900

John Wade	10,400	—	10,400

2014 Grants of Plan-Based Awards

Set forth below is information regarding plan-based awards granted to our NEOs during 2014.

Name	Grant Date	Estimated Future Potential Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)

Michael Small	5/28/2014				40,000			707,200

	5/28/2014					260,000	17.68	2,079,116

	N/A	260,000	650,000	1,088,750
Norman Smagley	5/28/2014				14,000			247,520

	5/28/2014					100,000	17.68	799,660

	N/A	106,500	266,250	445,969
Anand Chari	5/28/2014				14,000			247,520

	5/28/2014					100,000	17.68	799,660

	N/A	94,500	236,250	395,719
Ash ElDifrawi	5/28/2014				14,000			247,520

	5/28/2014					100,000	17.68	799,660

	N/A	117,000	292,500	489,938
John Wade	5/28/2014				14,000			247,520

	5/28/2014					100,000	17.68	799,660

	N/A	91,500	228,750	400,313

(1)	Represents threshold, target and maximum payout levels under our 2014 bonus program for performance during the year ended December 31, 2014. See “—Elements of Compensation—Annual Incentive Plan—2014 Bonus Program” for a description of the plan. The threshold numbers set forth above are based on achieving the minimum level of performance for which payment would be made in respect of financial performance measures, and assumes no payout is made for the strategic/operational objectives.

(2)	Represents shares of restricted stock granted under our Omnibus Plan.

(3)	Represents stock options granted under our Omnibus Plan.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Option Awards

Options granted under the Gogo Inc. 2013 Omnibus Incentive Plan (the “Omnibus Plan”) have a ten-year term. The options granted in 2014 are scheduled to vest 25% on the first four anniversaries of the grant date, generally subject to continued employment with the Company through the applicable vesting date. See “—Potential Payments Upon Termination or Change of Control” including the discussion under “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on option vesting.

Restricted Stock Awards

Shares of restricted stock granted in 2014 under the Omnibus Plan are scheduled to vest 25% on the first four anniversaries of the grant date, generally subject to continued employment with the Company through the applicable vesting date. See “—Potential Payments Upon Termination or Change of Control” including the discussion under “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on Restricted Stock vesting.

Employment Agreements

We have entered into employment agreements with each of our NEOs. Information regarding such agreements is set forth below:

Michael Small. In July 2010, we entered into an employment agreement with Mr. Small, pursuant to which he agreed to serve as our President and Chief Executive Officer. The employment agreement set Mr. Small’s annual base salary at $600,000, which salary shall be reviewed at least annually. Mr. Small’s salary shall not be reduced other than as part of an overall compensation reduction at the Company that impacts the salaries of all executives, and in such case the reduction shall not exceed 10% of his then-current base salary. The employment agreement specifies that Mr. Small is eligible for an annual bonus with a target of 100% of base salary, with the amount of such bonus to be determined by the board of directors. The bonus is based upon the achievement of both personal and corporate performance objectives. The employment agreement also provided for a grant to Mr. Small of options to purchase 860,771 shares of Common Stock on the terms set forth in the Aircell Holdings Inc. Stock Option Plan (the “Stock Option Plan”) and Mr. Small’s option agreement. Mr. Small’s employment agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Small’s employment is for no specific term and either the Company or Mr. Small may terminate Mr. Small’s employment at any time, with or without cause. If Mr. Small’s employment is terminated by the Company without cause or if Mr. Small resigns for good reason, Mr. Small will be entitled to (i) continuation of his base salary for 12 months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following his termination, (iii) continued vesting of the options and any other equity awards then held by Mr. Small on the schedule set forth in the applicable option or other equity award agreement for 12 months following his termination, (iv) continued exercisability of any vested options and other equity awards then held by Mr. Small for 12 months following his termination, (v) payment of any earned but unpaid salary and accrued but unused paid time off, (vi) payment of any business expenses incurred but not reimbursed and (vii) payment of any approved but unpaid bonus award. The payment of (i) above shall be contingent on Mr. Small executing a general release of all claims against the Company. Mr. Small is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

Norman Smagley. In September 2010, we entered into an employment agreement with Mr. Smagley, pursuant to which he agreed to serve as our Executive Vice President and Chief Financial Officer. The employment agreement set Mr. Smagley’s annual base salary at $320,000, which salary shall be reviewed at least annually. Mr. Smagley’s salary shall not be reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives, and shall not be reduced more than once during the term of his employment with the Company. The employment agreement specifies that Mr. Smagley is eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Chief Executive Officer, subject to the approval of the board of directors. The bonus is based upon the achievement of both personal and corporate performance objectives. The employment agreement also provided for a grant to Mr. Smagley of options to purchase 123,600 shares of Common Stock on the terms set forth in the Stock Option Plan and Mr. Smagley’s option agreement. Mr. Smagley’s employment agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Smagley’s employment is for no specific term and either the Company or Mr. Smagley may terminate Mr. Smagley’s employment at any time, with or without cause. If

Mr. Smagley’s employment is terminated by the Company without cause or if Mr. Smagley resigns for good reason, Mr. Smagley will be entitled to (i) continuation of his base salary for 12 months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following his termination, (iii) payment of any earned but unpaid salary and accrued but unused paid time off, (iv) payment of any business expenses incurred but not reimbursed and (v) payment of Mr. Smagley’s guaranteed bonus in 2010 and any other award under the annual bonus program referred to in Mr. Smagley’s employment agreement that has been approved by the Chief Executive Officer and the Company’s board of directors, but not paid prior to termination. The payment of (i) above shall be contingent on Mr. Smagley executing a separation agreement containing a general mutual release. Mr. Smagley is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

Anand Chari. We entered into an employment agreement with Mr. Chari in July 2006, and amended the agreement effective January 1, 2009, pursuant to which he agreed to serve as our Vice President of ABS Engineering. The employment agreement, as amended, set Mr. Chari’s annual base salary at $185,000, which salary shall be reviewed at least annually. Mr. Chari’s salary shall not be reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement, as amended, specifies that Mr. Chari is eligible for an annual bonus with a target of 30% of base salary, with the bonus based on such factors as are determined by the Chief Executive Officer and subject to the approval of the board of directors. Mr. Chari’s employment agreement provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Chari’s employment is for no specific term and either the Company or Mr. Chari may terminate Mr. Chari’s employment at any time upon 30 days written notice (or pay in lieu thereof) for any reason other than cause or immediately for cause. If Mr. Chari’s employment is terminated by the Company without cause, Mr. Chari will be entitled to be paid an amount equal to his net base salary at time of termination for a period of nine months (the “Severance Payment Period”). The payment is conditioned on Mr. Chari executing a separation agreement containing a general release of all claims against the Company. In addition, during the Severance Payment Period, Mr. Chari will receive (i) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage, (ii) any salary earned but unpaid prior to termination and all accrued but unused personal time, (iii) any business expenses incurred but not reimbursed as of the date of termination, and (iv) any unpaid bonus under the annual bonus program for which the conditions to payment have been satisfied prior to termination. Mr. Chari is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company. Mr. Chari’s employment agreement was amended in April 2015 to increase his severance from nine months to one year.

Ash ElDifrawi. In October 2010, we entered into an employment agreement with Mr. ElDifrawi, pursuant to which he serves as our Executive Vice President and Chief

Commercial Officer. The employment agreement set Mr. ElDifrawi’s annual base salary at $360,000, which salary shall be reviewed at least annually. Mr. ElDifrawi’s salary shall not be reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives, and shall not be reduced more than once during the term of his employment with the Company. The employment agreement specifies that Mr. ElDifrawi is eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Chief Executive Officer and subject to the approval of the board of directors. The bonus is based upon the achievement of both personal and corporate performance objectives. The employment agreement also provided for a grant to Mr. ElDifrawi of options to purchase 206,000 shares of Common Stock on the terms set forth in the Stock Option Plan and Mr. ElDifrawi’s option agreement. Mr. ElDifrawi’s employment agreement provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements. Mr. ElDifrawi’s employment agreement provides that the Company will provide relocation benefits; however, such relocation benefits shall expire on the first anniversary of the date of the employment agreement. The Company will give Mr. ElDifrawi a cash gross-up for any expenses covered by the Company that are not excludable from taxable income or have no offsetting tax deduction.

Mr. ElDifrawi’s employment is for no specific term and either the Company or Mr. ElDifrawi may terminate Mr. ElDifrawi’s employment at any time, with or without cause. If Mr. ElDifrawi’s employment is terminated by the Company without cause or if Mr. ElDifrawi resigns for good reason, Mr. ElDifrawi will be entitled to (i) continuation of his base salary for 12 months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following his termination, (iii) continued vesting of the options awarded to Mr. ElDifrawi pursuant to the employment agreement on the schedule set forth in the applicable option agreement for 12 months following his termination, (iv) continued exercisability of the vested options awarded pursuant to the employment agreement then held by Mr. ElDifrawi for 12 months following his termination, (v) payment of any earned but unpaid salary and accrued but unused paid time off, (vi) payment of any business expenses incurred but not reimbursed, (vii) payment of Mr. ElDifrawi’s guaranteed bonus for 2010 and any other award under the annual bonus program referred to in his employment agreement that has been approved by the Chief Executive Officer and the Company’s board of directors, but not paid prior to termination and (viii) the costs of senior-executive level outplacement services for one year following termination; provided that such costs shall not exceed $15,000. The payment of (i) above shall be contingent on Mr. ElDifrawi executing a separation agreement containing a general mutual release of all claims. Mr. ElDifrawi is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

John Wade.  We entered into an employment agreement with Mr. Wade in October 2008 and amended the agreement, effective January 1, 2009, pursuant to which he serves as our Executive Vice President and General Manager of Business Aviation Services. The

employment agreement set Mr. Wade’s annual base salary at $190,000, which salary shall be reviewed at least annually. Mr. Wade’s salary shall not be reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement specifies that Mr. Wade is eligible for an annual bonus with a target of 30% of base salary, with the amount of such bonus to be determined by the Chief Executive Officer and subject to the approval of the board of directors. Mr. Wade’s employment agreement provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Wade’s employment is for no specific term and either the Company or Mr. Wade may terminate Mr. Wade’s employment at any time, with or without cause. If Mr. Wade’s employment is terminated by the Company without cause, Mr. Wade will be entitled to (i) continuation of his base salary for six months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for six months following his termination, (iii) payment of any earned but unpaid salary and accrued but unused paid time off, (iv) payment of any business expenses incurred but not reimbursed, and (v) payment of an award under the annual bonus program that has been approved by the Chief Executive Officer and the Company’s board of directors, but not paid prior to termination. The payment of (i) and (ii) above shall be contingent on Mr. Wade executing a separation agreement containing a general release of all claims against the Company. Mr. Wade is subject to non-competition and non-solicitation covenants for six months after leaving the employment of the Company. Mr. Wade’s employment agreement was amended in April 2015 to increase his severance and to extend his non-competition and non-solicitation covenant periods from six months to one year.

Each of the employment agreements define “cause” as the executive’s (i) willful gross misconduct or gross or persistent negligence in the discharge of his duties, (ii) act of dishonesty or concealment, (iii) breach of the executive’s fiduciary duty or duty of loyalty to the Company, (iv) a material breach of the confidentiality restrictions or covenants not to compete contained in the employment agreement, (v) any other material breach of the employment agreement that is not cured within 30 days, (vi) commission of repeated acts of substance abuse which are materially injurious to the Company, (vii) commission of a criminal offense involving money or other property of the Company (excluding traffic or other similar violations) or (viii) commission of a criminal offense that would constitute a felony under the laws of the state of Illinois (for Messrs. Small, Smagley, Chari and ElDifrawi) and Colorado (for Mr. Wade) or the United States. Each of Messrs. Small’s, Smagley’s and ElDifrawi’s employment agreements define “good reason” as (i) a reduction by the Company in the executive’s base salary beyond that permitted under the terms of the employment agreement or a reduction in his target bonus, (ii) a material diminution in the executive’s duties or responsibilities, (iii) the executive ceasing to report to the board of directors, in the case of Mr. Small, or ceasing to report to the Company’s Chief Executive Officer, in the case of Mr. Smagley, (iv) the relocation of the executive’s principal place of employment to a geographic location greater than 30 miles from the Company’s headquarters, in the case of Mr. Small, or to a geographic location other than the metropolitan Chicago area, in the case of Mr. Smagley, or (v)  any material, uncured breach by the Company of its obligations to the executive under the employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by each of our NEOs as of December 31, 2014:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(8)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
Michael Small	6/2/2010	860,771(1)	—	9.08	6/2/2020	—	—
	12/14/2011(2)	77,250(3)	25,750	17.78	12/14/2021	—	—
	6/5/2013(2)	61,800(7)	185,400	18.72	6/5/2023	—	—
	5/28/2014(2)	—	260,000	17.68	5/28/2024	40,000	661,200
Norman Smagley	9/7/2010	123,600(4)	—	9.08	9/7/2020	—	—
	12/14/2011(2)	61,800(3)	20,600	17.78	12/14/2021	—	—
	6/5/2013(2)	20,600(9)	61,800	18.72	6/5/2023	—	—
	5/28/2014(2)	—	100,000	17.68	5/28/2024	14,000	231,420
Anand Chari	6/2/2010	54,075(6)	—	9.08	6/2/2020	—	—
	12/14/2011(2)	54,075(3)	18,025	17.78	12/14/2021	—	—
	6/5/2013(2)	20,600(7)	61,800	18.72	6/5/2023	—	—
	5/28/2014(2)	—	100,000	17.68	5/28/2024	14,000	231,420
Ash ElDifrawi	10/25/2010	206,000(5)	—	9.08	10/25/2020	—	—
	12/14/2011(2)	38,625(3)	12,875	17.78	12/14/2021	—	—
	6/5/2013(2)	20,600(7)	61,800	18.72	6/5/2023	—	—
	5/28/2014(2)	—	100,000	17.68	5/28/2024	14,000	231,420
John Wade	6/2/2010	52,400(6)	—	9.08	6/2/2020	—	—
	12/14/2011(2)	61,800(3)	20,600	17.78	12/14/2021	—	—
	6/5/2013(2)	20,600(7)	61,800	18.72	6/5/2023	—	—
	5/28/2014(2)	—	100,000	17.68	5/28/2024	14,000	231,420

(1)	These options vested on February 16, 2011, February 16, 2012 and February 16, 2013.

(2)	The options and restricted stock vest 25% on the first anniversary of the grant date and an additional 25% on each of the three following anniversaries of such date.

(3)	These options vested on December 14, 2012, December 14, 2013 and December 14, 2014.

(4)	These options vested on September 7, 2011, September 7, 2012, September 7, 2013 and September 7, 2014.

(5)	These options vested on October 25, 2011, October 25, 2012, October 25, 2013 and October 25, 2014.

(6)	These options vested on June 2, 2010, June 2, 2011, June 2, 2012, June 2, 2013 and June 2, 2014.

(7)	These options vested on June 5, 2014.

(8)	The amounts in this column represent shares of restricted stock.

(9)	Amounts in this column are based on the price per share of our common stock of $16.53, the closing market price on December 31, 2014.

Option Exercises and Stock Vested Table

The table below provides information on the stock options that were exercised by our NEOs in 2014.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Michael Small	—	—

Norman Smagley	—	—

Anand Chari	—	—

Ash ElDifrawi	—	—

John Wade	30,000	262,968

(1)	The value realized on exercise represents the difference between the market value of our Common Stock at the time the applicable option was exercised and the exercise price of the option.

Potential Payments Upon Termination or Change of Control

The following table describes the payments and benefits that each NEO would have been entitled to receive upon a hypothetical termination of employment or change in control as of December 31, 2014.

For a description of the potential payments upon a termination pursuant to the employment agreements with our NEOs other than within two years following a change in control, see “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” For a description of the potential payments upon a termination by the Company without cause or if the executive resigns with “good reason” within two years following a change in control, see “—Elements of Compensation—Change in Control Protection.” For a description of the consequences of a termination of employment or a change-in-control for the stock options granted to NEOs under our Stock Option Plan and our Omnibus Plan, see the disclosure that follows the table.

Element	Death, Disability or Retirement ($)	Voluntary Resignation ($)	Involuntary Termination Without Cause ($)	Termination for Good Reason ($)	Involuntary Termination Without Cause or Termination for Good Reason within 2 years following Change in Control ($)	Change in Control ($)
Severance(1)
Michael Small	—	—	650,000	650,000	2,600,000	—
Norman Smagley	—	—	355,000	355,000	931,875	—
Anand Chari	—	—	236,250	—	826,875	—
Ash ElDifrawi	—	—	390,000	390,000	1,023,750	—
John Wade	—	—	152,500	—	800,625	—
Benefits(2)
Michael Small	—	—	18,481	18,481	36,963	—
Norman Smagley	—	—	15,015	15,015	22,522	—
Anand Chari	—	—	13,861	—	27,722	—
Ash ElDifrawi	—	—	18,481	18,481	27,722	—
John Wade	—	—	11,772	—	35,315	—
Value of Accelerated Restricted Stock(3)
Michael Small	165,300	—	—	—	661,200	661,200
Norman Smagley	57,855	—	—	—	231,420	231,420
Anand Chari	57,855	—	—	—	231,420	231,420
Ash ElDifrawi	57,855	—	—	—	231,420	231,420
John Wade	57,855	—	—	—	231,420	231,420
Total
Michael Small	165,300	—	668,481	668,481	4,507,443	1,870,480
Norman Smagley	57,855	—	370,015	370,015	2,233,451	1,279,054
Anand Chari	57,855	—	250,111	—	1,781,257	926,660
Ash ElDifrawi	57,855	—	408,481	408,481	2,546,002	1,494,530
John Wade	57,855	—	164,272	—	1,886,764	1,050,824

(1)	Includes continuation of executive’s salary pursuant to each executive’s employment agreement as described in “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table —Employment Agreements,” or, following a change in control, severance payable under the executive’s change in control agreement. See “—Elements of Compensation—Change in Control Protection” above for a discussion of the terms of the new agreements. In each case, because there were no approved but unpaid bonuses at December 31, 2014, no bonus payment is reflected in the severance amount.

(2)	Includes the cost of COBRA premiums to maintain health insurance coverage that is substantially equivalent to that which the executive received immediately prior to termination and assumes that the executive elects COBRA coverage for the full period for which he is entitled to payment or reimbursement and, for Mr. ElDifrawi, the maximum cost of outplacement services to which he is entitled, in each case, pursuant to the executive’s employment agreement as described in “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” In March 2013, Messrs. Small, Smagley, ElDifrawi and Wade entered into change of control agreements that increase the duration of time for which the Company would pay the cost of COBRA premiums upon an involuntary termination without cause or a termination for good reason within two years following a change in control. See “—Elements of Compensation—Change in Control Protection” above for a discussion of the terms of the new agreements.

(3)	The value of vesting of restricted stock is calculated by multiplying the number of unvested shares of restricted stock that would accelerate by $16.53, which was the closing price of our common stock on the NASDAQ market on December 31, 2014. In case of a change in control, assumes that all shares of restricted stock were accelerated as a result of the transaction. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the circumstances that would trigger accelerated vesting upon a change in control. None of the unvested options held by our NEOs were in the money (i.e., had an exercise price lower than our stock price) as of December 31, 2014, so no option acceleration value is reflected in the table.

Effect of Termination or Change in Control on Equity Compensation. If an executive’s service relationship with us ceases for any reason other than disability, death or cause, the executive may exercise the vested portion of any option for three months after the date of termination. If an executive’s service relationship with us terminates by reason of disability or death, the executive or the executive’s representative generally may exercise the vested portion of any option for 12 months after the date of such termination. In no event, however, may an option be exercised beyond the expiration of its term. If an executive’s service relationship with us terminates for cause, the option (whether or not vested) will terminate immediately. In the event of death, disability or retirement, the options granted to the NEOs in June 2013 under the Stock Option Plan and the options granted to the NEOs in May 2014 under the Omnibus Plan are deemed vested to the extent of the number of options that would have vested had the executive’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement. If an executive’s service relationship with us terminates for any reason other than death or disability all unvested shares of restricted stock granted to the NEOs in May 2014 under the Omnibus Plan will immediately be forfeited. In the event of death or disability, the shares of restricted stock granted to the NEOs in May 2014 under the Omnibus Plan are deemed vested to the extent of the number of shares that would have vested had the executive’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability.

In the event that a change in control occurs, the acquiring or surviving entity in the transaction may assume or substitute similar awards for the outstanding options and restricted stock, in which case the vesting of the options and restricted stock is not accelerated. In such case, all of the options and restricted stock will become immediately vested and exercisable if an executive’s service relationship with us terminates without cause or due to death or disability after the change in control. If the acquiring or surviving entity does not assume or substitute similar awards for outstanding awards or our common stock is exchanged solely for cash in such change in control transaction, the vesting of options and restricted stock will generally accelerate in full in connection with the change in control and the executive will generally receive a cash payment equal to the number of shares of common stock then subject to such options, whether or not vested and exercisable, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to holders of common stock in any transaction whereby the change in control takes place or (B) the fair market value of a share of common stock on the date of occurrence of the change in control, over the exercise price per share of common stock subject to the option.

In March 2013, each of the NEOs entered into change of control agreements, which provide for accelerated vesting of any unvested equity awards following a termination of employment by the Company without cause or a resignation by the executive with good reason, within two years of a change of control. See “—Elements of Compensation—Change in Control Protection” above for a discussion of the terms of those agreements.

Compensation Risk Assessment

Management and the Compensation Committee assessed the risks associated with the Company’s compensation practices and policies for employees, including a consideration of risk-mitigating factors in the Company’s compensation practices and policies. Following this assessment, the Compensation Committee concluded that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

Our non-employee directors receive an annual board retainer of $150,000 consisting of $50,000 in cash, $50,000 in stock options (based on the fair market value of the option computed in accordance with FASB ASC Topic 718) and $50,000 in deferred share units granted under our Omnibus Plan. The non-employee Chairman of the Board will be paid annual compensation of $225,000, consisting of $75,000 in cash, $75,000 in stock options and $75,000 in deferred share units granted under our Omnibus Plan. The chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will each receive additional annual cash compensation of $20,000, $10,000 and $5,000, respectively. Cash payments are paid on or before the end of the quarter and equity grants are made on the last business day of the quarter. Directors may elect to receive all or a portion of the cash portion of their annual retainer and any additional payments for service as a chair in the form of deferred share units granted under our Omnibus Plan. Our directors do not receive additional fees for attending board or committee meetings.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of non-employee directors for services rendered to us during 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)(5)(6)	Option Awards ($)(4)(5)(6)	Total ($)
Ronald T. LeMay	75,000	74,985	74,992	224,977
Robert L. Crandall	50,000	49,998	49,983	149,981
Michael Sam Gilliland(1)	18,750	21,854	21,856	62,460
Clive R. Hollick	12,500	12,509	12,497	37,506
Robert H. Mundheim	60,000	49,998	49,983	159,981
Christopher D. Payne(2)	26,099	26,085	26,086	78,270
Oakleigh Thorne	55,000	49,998	49,983	154,981
Charles C. Townsend	50,000	49,998	49,983	149,981
Harris N. Williams	70,000	49,998	49,983	169,981
(1)	Mr. Gilliland was appointed to the board on July 24, 2014.

(2)	Mr. Payne was appointed to the board on June 23, 2014.

(3)	Lord Hollick resigned from the Board effective as of March 31, 2014.

(4)	Messrs. Crandall and Thorne elected to defer the cash portion of their annual retainer and, in the case of Mr. Thorne, his additional cash payment for service as a chair of the Nominating and Corporate Governance Committee, in the form of deferred share units granted under our Omnibus Plan. The number of deferred share units they received and the grant date fair value for those deferred share units are included in the table below together with the regular equity portion of their annual retainer.

(5)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 12, “Share-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts. The following table sets forth, by grant date the grant date fair value of each award with respect to service as a director in 2014. These awards are fully vested.

Name	Grant Date	Number of Deferred Share Units (#)	Grant Date Fair Value of Deferred Share Units ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Ronald T. LeMay	3/31/2014	913	18,753	3,013	20.54	18,752
	6/30/2014	958	18,738	2,998	19.56	18,748
	9/30/2014	1,112	18,748	3,680	16.86	18,747
	12/31/2014	1,134	18,745	3,797	16.53	18,746

Robert L. Crandall	3/31/2014	1,217	24,997	2,008	20.54	12,497
	6/30/2014	1,278	24,998	1,998	19.56	12,494
	9/30/2014	1,482	24,987	2,453	16.86	12,496
	12/31/2014	1,512	24,993	2,531	16.53	12,496

Michael Sam Gilliland	9/30/2014	555	9,357	1,839	16.86	9,361
	12/31/2014	756	12,497	2,531	16.53	12,496

Clive R. Hollick	3/31/2014	609	12,509	2,008	20.54	12,497

Robert H. Mundheim	3/31/2014	609	12,509	2,008	20.54	12,497
	6/30/2014	639	12,499	1,998	19.56	12,494
	9/30/2014	741	12,493	2,453	16.86	12,496
	12/31/2014	756	12,497	2,531	16.53	12,496

Christopher D. Payne	6/30/2014	56	1,095	175	19.56	1,094
	9/30/2014	741	12,493	2,453	16.86	12,496
	12/31/2014	756	12,497	2,531	16.53	12,496

Oakleigh Thorne	3/31/2014	1,278	26,250	2,008	20.54	12,497
	6/30/2014	1,342	26,250	1,998	19.56	12,494
	9/30/2014	1,556	26,234	2,453	16.86	12,496
	12/31/2014	1,588	26,250	2,531	16.53	12,496

Charles C. Townsend	3/31/2014	609	12,509	2,008	20.54	12,497
	6/30/2014	639	12,499	1,998	19.56	12,494
	9/30/2014	741	12,493	2,453	16.86	12,496
	12/31/2014	756	12,497	2,531	16.53	12,496

Harris N. Williams	3/31/2014	609	12,509	2,008	20.54	12,497
	6/30/2014	639	12,499	1,998	19.56	12,494
	9/30/2014	741	12,493	2,453	16.86	12,496
	12/31/2014	756	12,497	2,531	16.53	12,496

(6)	The following table shows the aggregate number of DSUs and options held by our directors as of December 31, 2014.

Name	Number of DSUs (#)	Number of Options (#)
Ronald T. LeMay	5,625	448,113
Robert L. Crandall	6,495	73,650
Michael Sam Gilliland	1,311	4,370
Robert H. Mundheim	3,751	42,750
Christopher D. Payne	1,553	5,159
Oakleigh Thorne	6,770	11,850
Charles C. Townsend	3,751	11,850
Harris N. Williams	3,751	11,850

Compensation Committee Interlocks and Insider Participation

Robert L. Crandall, Robert H. Mundheim, Oakleigh Thorne and Charles C. Townsend served as the members of our Compensation Committee in 2014. Oakleigh Thorne became a member of our Compensation Committee effective February 14, 2014, and Robert L. Crandall became a member of our Compensation Committee effective May 29, 2014. None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee. Certain current and former members of our Compensation Committee (and/or certain entities affiliated with certain members) are parties to the registration rights agreement described under “Directors, Executive Officers and Corporate Governance—Related Person Transactions.” None of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as member of the Company’s board.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of our board of directors is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent registered public accounting firm, the scope and results of their audit engagement. In connection with the 2014 audit, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited financial statements;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, as amended, as in effect on the date of this proxy statement; and
•	Received from and discussed with Deloitte & Touche LLP the communications from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board regarding their independence.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements and management’s report on internal controls over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

The Audit Committee has adopted a charter and a process for pre-approving services to be provided by Deloitte & Touche LLP.

The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 5605(c) of the NASDAQ Stock Market listing standards and the requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

The Audit Committee:

Harris N. Williams (Chair)
Robert L. Crandall
Michael S. Gilliland

Pre-approval of Independent Auditor Services

The Audit Committee pre-approves all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee may delegate to Mr. Harris Williams or any independent chair of the committee pre-approval authority with respect to permitted services, provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees

The following table presents the Company’s fees for services performed by its independent registered public accounting firm, Deloitte & Touche LLP, and its affiliates for the years ended December 31, 2014 and 2013.

	2014	2013
Audit fees(1)	$1,437,811	$1,456,341
Audit-related fees	-	-
Tax fees(2)	301,466	115,515
All other fees(3)	39,350	98,993

Total	$1,778,627	$1,670,849

(1)	Audit fees principally include those for services related to the audit of the Company’s financial statements and reviews of the Company’s quarterly financial information, including SEC registration statements and other filings, and consultation on accounting matters. Fees for fiscal 2013 include fees associated with the Company’s initial public offering in June 2013, including comfort letters, consents, review of the Registration Statement on Form S-1 filed with the SEC and other related activities.

(2)	Tax fees principally include domestic tax compliance and advisory services.

(3)	All other fees include advice related to executive compensation programs and subscription fees to an online accounting research tool.

PROPOSAL 1: ELECTION OF DIRECTORS

The board has nominated the three persons named below for election as directors at the Annual Meeting to serve until the 2018 annual meeting and until their respective successors are duly elected and qualified. Each of the nominees for director is currently serving on the board. If any nominee is unable to serve as a director, which we do not anticipate, the board by resolution may reduce the number of directors or choose a substitute nominee.

Nominees for Director

•	Ronald T. LeMay
•	Robert H. Mundheim
•	Harris N. Williams

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “Directors, Executive Officers and Corporate Governance—Class II Nominees” beginning on page 11.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE THREE NOMINEES FOR CLASS II DIRECTOR.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), the goal of our executive compensation programs has been and continues to be to support the successful recruitment, development and retention of executive talent through a pay-for-performance culture, so we can achieve our business objectives and optimize our long-term financial returns. In furtherance of those goals, our Compensation Committee strives to structure our compensation programs in a manner that provides competitive base compensation and rewards performance that meets or exceeds the targets established by the Compensation Committee with the objective of increasing long-term stockholder value and supporting the shorter term business goals it believes are necessary to effect that increase.

To do so, the Compensation Committee uses a combination of short-term incentive cash compensation and long-term equity incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success in a way that maximizes stockholder value and supports our shorter term business goals. Our Compensation Committee recognizes the developing nature of our growing business and uses a measure of flexibility in recognizing and rewarding performance. Our Compensation Committee aims to compensate our executive officers in a manner that is market-competitive and consistent with our business strategy, sound corporate governance principles, and stockholder interests. We believe our compensation programs are effective, appropriate and strongly aligned with the long-term interests of our stockholders.

For these reasons, the board of directors is asking stockholders to vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on our executive compensation principles and programs, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

As an advisory vote, this Proposal 2 is not binding on our board of directors or the Compensation Committee. However, our board of directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

In addition to the advisory “Say on Pay” vote set forth in Proposal 2, pursuant to Section 14A of the Exchange Act, stockholders are also entitled, at least once every six years, to indicate on an advisory basis their preference regarding how frequently we should solicit the “Say on Pay” advisory vote. This non-binding advisory vote is commonly referred to as a “Say on Frequency” vote. By voting on this Proposal 3, stockholders may indicate whether the advisory “Say on Pay” vote should occur every year, every two years or every three years or they may abstain from voting. Although the vote is advisory and is not binding on the board of directors, the board will take into account the outcome of the vote when considering the frequency of future “Say on Pay” proposals.

After careful consideration, our board of directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for our Company because it will provide stockholders the opportunity to react promptly to emerging trends in compensation and will provide the board and the Compensation Committee the opportunity to evaluate compensation decisions in light of annual feedback from stockholders.

Please note that this Proposal 3 does not provide stockholders with the opportunity to vote for or against any particular resolution; rather, it permits stockholders to choose how often they would like us to include a stockholder advisory vote on the compensation of our executives on the agenda for the annual meeting of stockholders.

Notwithstanding the board’s recommendation and the outcome of the stockholder vote, the board may in the future decide that it is in the best interest of our stockholders and the Company to conduct “Say on Frequency” votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

When voting on this Proposal 3, you should mark your proxy for “Every 1 Year,” “Every 2 Years” or “Every 3 Years” based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you may abstain.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

FREQUENCY OF “EVERY 1 YEAR” FOR HOLDING FUTURE “SAY ON PAY”

ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Company for the fiscal year ending December 31, 2015. Deloitte & Touche served as our independent auditors for the fiscal year ended December 31, 2014.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter for stockholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2015.

OTHER INFORMATION FOR STOCKHOLDERS

Other Business

The board of directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

Proposals for 2016

The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 31, 2015 pursuant to SEC Rule 14a-8. Proposals must be sent to Marguerite M. Elias, Executive Vice President, General Counsel and Secretary of the Company at 1250 N. Arlington Heights Rd., Suite 500, Itasca, Illinois 60143, or if sent after July 1, 2015, to 111 N. Canal St., Chicago, Illinois 60606.

Stockholder proposals not included in next year’s proxy statement may be brought before the 2016 annual meeting of stockholders by a stockholder of the Company who is entitled to vote at the meeting, who has given a written notice to the Executive Vice President, General Counsel and Secretary of the Company containing certain information specified in the bylaws and who was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than February 17, 2016 and no later than March 18, 2016, except that if the date of the 2016 annual meeting of stockholders is changed, and the meeting is held before May 17, 2016 or after August 25, 2016, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and not later than the close of business on the later of (i) the ninetieth day prior to the new date of such annual meeting and (ii)  the tenth day following the day on which a public announcement of the new date of such annual meeting is first made.

Annual Report for 2014

The fiscal 2014 Annual Report to Stockholders, including our 2014 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that received a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our fiscal 2014 Annual Report on our investor relations website at www.ir.gogoair.com. Requests for copies of our Annual Report to Stockholders may also be directed to Investor Relations, Gogo Inc., 1250 N. Arlington Heights Rd., Suite 500, Itasca, Illinois 60143.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Gogo Inc. stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits. All requests should be directed to Investor Relations, Gogo Inc., 1250 N. Arlington Heights Rd., Suite 500, Itasca, Illinois 60143.

Householding of Annual Disclosure Documents

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, please call or write to our Investor Relations at 1250 N. Arlington Heights Rd., Suite 500, Itasca, Illinois 60143. If you want to receive separate copies of the proxy statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

BY ORDER OF THE BOARD OF DIRECTORS

Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Itasca, Illinois

April 28, 2015

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Ronald T. LeMay 02 Robert H. Mundheim 03 Harris N. Williams

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2.	Advisory vote approving executive compensation.							☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:							3 years	2 years	1 year	Abstain
3.	Advisory vote on the frequency of future advisory votes approving executive compensation.						☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

				JOB #				SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

GOGO INC. Annual Meeting of Stockholders June 16, 2015 9:00 AM, CDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Norman Smagley and Marguerite M. Elias, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOGO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on June 16, 2015, at the Westin Chicago Northwest, 400 Park Boulevard, Itasca, Illinois 60143, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side